                                                                     EXHIBIT 2.1

================================================================================


                       PURCHASE AND CONTRIBUTION AGREEMENT


                                  By and Among

                           WEIDER HEALTH AND FITNESS,

                         WEIDER HEALTH AND FITNESS, LLC,

                       WEIDER INTERACTIVE NETWORKS, INC.,

                            WEIDER PUBLICATIONS, LLC,

                                EMP GROUP L.L.C.


                                       and


                         AMERICAN MEDIA OPERATIONS, INC.


                          Dated as of November 26, 2002


================================================================================

                                TABLE OF CONTENTS

                                                                                                                 Page
ARTICLE I. DEFINITIONS............................................................................................2

         Section 1.1.      Certain Definitions....................................................................2
         Section 1.2.      Terms Generally.......................................................................13

ARTICLE II. PURCHASE AND SALE OF THE TRANSFERRED UNITS AND CONTRIBUTION OF RETAINED LLC UNITS....................13

         Section 2.1.      Contribution..........................................................................13
         Section 2.2.      Mergers...............................................................................13
         Section 2.3.      Purchase and Sale of the Transferred Units and Contribution of Retained LLC
                           Units.................................................................................14
         Section 2.4.      Purchase Price and Non-Compete Payments; Contribution.................................14
         Section 2.5.      Post-Signing Purchase Price Adjustment................................................17
         Section 2.6.      Closing...............................................................................17
         Section 2.7.      Closing Deliveries....................................................................18
         Section 2.8.      Satisfaction of Conditions............................................................19
         Section 2.9.      Transfer Taxes........................................................................19

ARTICLE III. REPRESENTATIONS AND WARRANTIES OF WHF PARENT AND THE SELLERS........................................19

         Section 3.1.      Organization and Authority of WHF Parent, the Sellers and the Company.................19
         Section 3.2.      Noncontravention......................................................................20
         Section 3.3.      Capitalization and LLC Units; Title...................................................21
         Section 3.4.      Subsidiaries of the Company...........................................................21
         Section 3.5.      Government Authorizations.............................................................22
         Section 3.6.      WPI Financial Statements..............................................................23
         Section 3.7.      Undisclosed Liabilities...............................................................23
         Section 3.8.      Absence of Certain Changes............................................................23
         Section 3.9.      Tax Matters...........................................................................24
         Section 3.10.     Property 24
         Section 3.11.     Intellectual Property.................................................................25
         Section 3.12.     Environmental Matters.................................................................26
         Section 3.13.     Contracts.............................................................................27
         Section 3.14.     Insurance.............................................................................28
         Section 3.15.     Litigation............................................................................28
         Section 3.16.     Employees.............................................................................29
         Section 3.17.     Employee Benefits.....................................................................29
         Section 3.18.     Legal Compliance......................................................................30
         Section 3.19.     Brokers' Fees.........................................................................30
         Section 3.20.     Entire Business.......................................................................30
         Section 3.21.     Condition of Assets...................................................................30

         Section 3.22.     Affiliate Arrangements................................................................31
         Section 3.23.     Solvency 31
         Section 3.24.     Certain Information...................................................................31
         Section 3.25.     Investment............................................................................32
         Section 3.26.     Financial Condition...................................................................32

ARTICLE IV. REPRESENTATIONS AND WARRANTIES OF BUYER AND EMP......................................................32

         Section 4.1.      Organization..........................................................................32
         Section 4.2.      Authorization.........................................................................33
         Section 4.3.      Noncontravention......................................................................33
         Section 4.4.      Government Authorizations.............................................................33
         Section 4.5.      Investment............................................................................33
         Section 4.6.      Litigation............................................................................34
         Section 4.7.      Brokers' Fees.........................................................................34
         Section 4.8.      Information...........................................................................34
         Section 4.9.      Capitalization and EMP Sold Units; Title..............................................34
         Section 4.10.     Subsidiaries of EMP...................................................................35
         Section 4.11.     Tax Treatment.........................................................................35
         Section 4.12.     Debt Financing........................................................................35
         Section 4.13.     Equity Financing......................................................................35
         Section 4.14.     Valuation.............................................................................36

ARTICLE V. COVENANTS.............................................................................................36

         Section 5.1.      Conduct of the Business...............................................................36
         Section 5.2.      Access to Information; Confidentiality................................................38
         Section 5.3.      Reasonable Best Efforts...............................................................39
         Section 5.4.      HSR Act Compliance; Government Approvals..............................................40
         Section 5.5.      Public Announcements..................................................................40
         Section 5.6.      Notification of Certain Matters.......................................................41
         Section 5.7.      Employee Matters......................................................................41
         Section 5.8.      Post-Closing Access; Preservation of Records..........................................42
         Section 5.9.      Tax Matters...........................................................................43
         Section 5.10.     Financing Cooperation.................................................................43
         Section 5.11.     Negotiations with Third Parties.......................................................44
         Section 5.12.     Affiliate Transactions................................................................44
         Section 5.13.     Interim Financial Statements and Reports..............................................45
         Section 5.14.     Non-Competition.......................................................................45
         Section 5.15.     Further Assurances....................................................................46
         Section 5.16.     Closing Transactions..................................................................46
         Section 5.17.     Financing.............................................................................46
         Section 5.18.     IFBB Contract.........................................................................46
         Section 5.19.     Branding Agreement....................................................................47
         Section 5.20.     Debt Payoff...........................................................................47
         Section 5.21.     Insurance.............................................................................48
         Section 5.22.     Registered Intellectual Property......................................................48
         Section 5.23.     Retained LLC Unit Certificate.........................................................48

         Section 5.24.     Financial Condition...................................................................48
         Section 5.25.     Board Right...........................................................................48

ARTICLE VI. CONDITIONS TO CLOSING................................................................................49

         Section 6.1.      Conditions Precedent to Obligations of Buyer and the Sellers..........................49
         Section 6.2.      Conditions Precedent to Obligation of the Sellers.....................................49
         Section 6.3.      Conditions Precedent to Obligations of Buyer..........................................50

ARTICLE VII. INDEMNIFICATION.....................................................................................51

         Section 7.1.      General Indemnification by WHF Parent and the Sellers.................................51
         Section 7.2.      General Indemnification by Buyer and EMP..............................................51
         Section 7.3.      Tax Indemnification...................................................................52
         Section 7.4.      Certain Limitations...................................................................53
         Section 7.5.      Indemnification Procedures............................................................55
         Section 7.6.      Tax Treatment of Indemnification Payments.............................................56
         Section 7.7.      Exclusive Remedy......................................................................56
         Section 7.8.      Mitigation............................................................................57

ARTICLE VIII. TERMINATION........................................................................................57

         Section 8.1.      Termination Events....................................................................57
         Section 8.2.      Effect of Termination.................................................................58

ARTICLE IX. MISCELLANEOUS........................................................................................58

         Section 9.1.      Parties in Interest...................................................................58
         Section 9.2.      Assignment............................................................................58
         Section 9.3.      Notices...............................................................................58
         Section 9.4.      Amendments and Waivers................................................................60
         Section 9.5.      Exhibits and Disclosure Schedule......................................................60
         Section 9.6.      Headings..............................................................................61
         Section 9.7.      Construction..........................................................................61
         Section 9.8.      No Other Representations or Warranties................................................61
         Section 9.9.      Entire Agreement......................................................................62
         Section 9.10.     Severability..........................................................................62
         Section 9.11.     Expenses 62
         Section 9.12.     Governing Law.........................................................................62
         Section 9.13.     Consent to Jurisdiction; Waiver of Jury Trial.........................................63
         Section 9.14.     Counterparts..........................................................................63

                       PURCHASE AND CONTRIBUTION AGREEMENT

                  Purchase and Contribution Agreement (this "Agreement") dated as of November 26, 2002 by and among Weider Health and Fitness, a Nevada corporation ("WHF Parent"), Weider Interactive Networks, Inc., a Delaware corporation ("WIN"), Weider Health and Fitness, LLC, a Delaware limited liability company ("WHF") (each of WHF and WIN, a "Seller" and, collectively, the "Sellers"), Weider Publications, LLC, a Delaware limited liability company (the "Company"), EMP Group L.L.C., a Delaware limited liability company ("EMP"), American Media Operations, Inc., a Delaware corporation ("Buyer"), and, with respect to Section 5.14 and Article IX of this Agreement, Joe Weider, Ben Weider and Eric Weider. The Sellers, the Company, WHF Parent, EMP, Buyer, Joe Weider, Ben Weider and Eric Weider are referred to collectively herein as the "Parties."

                                   WITNESSETH:

                  WHEREAS, WPI (as defined herein) and WIN are engaged in the business of publishing, distributing and providing services with respect to certain healthy living or fitness-related publications and conducting other activities related thereto (the "Business");

                  WHEREAS, the Sellers desire to sell to Buyer, and Buyer desires to acquire from the Sellers, the Business;

                  WHEREAS, the Sellers have formed the Company to, among other things, operate the Business;

                  WHEREAS, prior to the Closing (as defined herein), WPI and WIN will contribute to the Company as a capital contribution all of the Contributed Assets (as defined herein) and the Company will assume the Assumed Liabilities (as defined herein) in exchange for receipt by WPI and WIN of the LLC Units (as defined herein), on the terms set forth in the Contribution Agreement (as defined herein);

                  WHEREAS, WHF Parent has formed WHF as a wholly owned subsidiary;

                  WHEREAS, prior to the Closing and the WPI Merger (as defined herein), Weider Holdings (International) Ltd., a Nevada corporation, shall be merged with and into WPI with WPI surviving (the "Weider Holdings Merger");

                  WHEREAS, prior to the Closing, WPI shall be merged with and into WHF with WHF surviving (the "WPI Merger"), and all of the LLC Units to be received by WPI pursuant the Contribution Agreement shall be transferred to WHF by operation of law;

                  WHEREAS, the Sellers desire to sell to Buyer, and Buyer desires to purchase from the Sellers, all of the Transferred Units (as defined herein), on the terms and subject to the conditions set forth in this Agreement;

                  WHEREAS, each of the Sellers desires to contribute its retained LLC Units ("Retained LLC Units") to EMP for an initial capital account balance of EMP equal to the

Contribution Amount (as defined herein) and the EMP Sold Units (as defined herein), on the terms and subject to the conditions set forth in this Agreement;

                  NOW, THEREFORE, in consideration of the premises and the mutual covenants and promises herein made, and in consideration of the representations and warranties, herein contained, and for other good and valuable consideration the receipt and adequacy of which are hereby acknowledged, the Parties hereto, intending to become legally bound, hereby agree as follows:

                                   ARTICLE I.

                                   DEFINITIONS

                  Section 1.1. Certain Definitions. As used in this Agreement, the following terms shall have the following meanings:

                  "ABC" has the meaning set forth in Section 3.24(a).

                  "Acquired Subsidiaries" means Weider Publications Group Ltd, a company organized pursuant to the laws of the United Kingdom ("WPG"), Weider Publishing Ltd., a company organized pursuant to the laws of the United Kingdom ("WPL"), Weider Publishing Italia SRL, an Italian company ("WP Italia"), SYL Communications, a California corporation ("SYL"), and Media Fit SARL, a French company ("MediaFit") taken together.

                  "Acquired Subsidiaries Shares" has the meaning set forth in
Section 3.4.

                  "Acquisition Proposal" has the meaning set forth in Section 5.11.

                  "Action" means any action, suit, arbitration, alternative dispute resolution mechanism or proceeding by or before any court, other Governmental Authority or arbitration or dispute resolution body.

                  "Actual LTM EBITDA" means the EBITDA of the Business for the 12-month period ending September 30, 2002, as derived from the Reviewed Financial Statements (excluding the following items: costs and expenses relating to the transactions contemplated hereby and the related sale process (including the fees and expenses of Latham & Watkins and Rothschild, Inc. and employee bonuses)) and calculated in a manner consistent with the calculation of Target LTM EBITDA.

                  "Affiliate" has the meaning set forth in Rule 12b-2 of the regulations promulgated under the Securities Exchange Act.

                  "Affiliate Transactions" has the meaning set forth in Section 3.22.

                  "Agreement" means this Purchase Agreement, including all Exhibits and Schedules hereto (including the Disclosure Schedule), as the same may be amended, modified or supplemented from time to time in accordance with its terms.

                  "Allocation Schedule" has the meaning set forth in Section 5.9(a).

                  "Assumed Liabilities" means the WPI Liabilities (other than the WPI Excluded Liabilities) and the WIN Liabilities (other than the WIN Excluded Liabilities).

                  "Basket" has the meaning set forth in Section 7.4(b).

                  "Branding Products" has the meaning set forth in Section 5.19.

                  "Business" has the meaning set forth in the recitals to this Agreement.

                  "Business Day" means any day other than Saturday, Sunday or any other day on which banking institutions in New York or California are not open for the transaction of normal banking business.

                  "Business Intellectual Property" means all Intellectual Property owned or held by WPI or WIN and used in the Business, including without limitation those items listed or described in Section 3.11 of the Disclosure Schedule.

                  "Business IP Licenses" means all licenses, license agreements, covenants, grants of permission, contracts, agreements and the like relating to the use of Business Intellectual Property by WPI, WIN, the Acquired Subsidiaries or third parties.

                  "Buyer" has the meaning set forth in the preamble to this Agreement.

                  "Buyer Group" has the meaning set forth in Section 7.1.

                  "Buyer Plans" has the meaning set forth in Section 5.7(e).

                  "Cash Percentage" means 100% less the Retained LLC Unit Percentage.

                  "Closing" has the meaning set forth in Section 2.6.

                  "Closing Balance Sheet" has the meaning set forth in Section 2.4(c).

                  "Closing Date" means the date the Closing occurs pursuant to
Section 2.6.

                  "Closing Date Payment Amount" has the meaning set forth in
Section 2.4(a)(i).

                  "Closing Date Schedule Supplement" has the meaning set forth in Section 9.5(c).

                  "Closing Working Capital" has the meaning set forth in Section 2.4(c).

                  "Code" means the Internal Revenue Code of 1986, as amended.

                  "Company" has the meaning set forth in the preamble to this Agreement.

                  "Company DC Plan" has the meaning set forth in Section 5.7(b).

                  "Company Property" has the meaning set forth in Section
3.10(a).

                  "Competing Business" has the meaning set forth in Section
5.14.

                  "Confidentiality Agreement" means the Confidentiality Agreement dated September 13, 2002 between Evercore Capital Partners L.P., on behalf of American Media, Inc. and WPI.

                  "Consents" means consents, approvals, exemptions, waivers, authorizations, filings, registrations and notifications.

                  "Continued Employees" has the meaning set forth in Section 5.7(a).

                  "Contributed Assets" means the WPI Assets and the WIN Assets (as each such term is defined in the Contribution Agreement).

                  "Contribution" means the contribution of the Contributed Assets and the assumption of the Assumed Liabilities pursuant to the Contribution Agreement.

                  "Contribution Agreement" means the Asset Contribution Agreement to be entered into by the Company, WPI and WIN in substantially the form attached hereto as Exhibit A, as the same may be amended, modified or supplemented from time to time in accordance with its terms.

                  "Contribution Amount" means an amount equal to (x) the Retained LLC Unit Percentage multiplied by (y) $340,000,000, subject to adjustment as set forth in Sections 2.4 and 2.5.

                  "Control" means, with respect to any Person, the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities or partnership interests, by contract or otherwise.

                  "CPA Firm" has the meaning set forth in Section 2.4(e).

                  "Damages" means all losses, Liabilities, claims, damages, payments, Taxes, Liens, costs and expenses (including costs and expenses of Actions, amounts paid in connection with any assessments, judgments or settlements relating thereto, interest and penalties recovered by a third party with respect thereto and out-of pocket expenses and reasonable attorneys' fees and expenses reasonably incurred in defending against any such Actions or in enforcing an Indemnified Party's rights hereunder).

                  "Debt Commitment Letters" has the meaning set forth in Section 4.12.

                  "Debt Financing" has the meaning set forth in Section 4.12.

                  "Disclosure Schedule" means the disclosure schedule delivered by the Sellers to Buyer on the date hereof, as may be supplemented in accordance with the terms hereof.

                  "EBITDA" means, with respect to any Person for any period, earnings before interest, income taxes, depreciation and amortization as each such item is calculated in accordance with GAAP.

                  "EBITDA Difference" means, in the event Actual LTM EBITDA is less than Target LTM EBITDA, the number calculated by subtracting Actual LTM EBITDA from Target LTM EBITDA.

                  "EBITDA Multiplier" means 12.99.

                  "EMP" has the meaning set forth in the preamble to this Agreement.

                  "EMP LLC Agreement" means the Third Amended and Restated Limited Liability Company Agreement and Investors Rights Agreement of EMP GROUP L.L.C., a Delaware limited liability company, dated as of February 13, 2002, as amended, by and among Evercore Capital Partners L.P., a Delaware limited partnership, Circulation, LLC, a Connecticut limited liability company, J.P. Morgan Partners (BHCA), L.P. (formerly Chase Equity Associates, L.P.), a California limited partnership, Tandem Journalism Investments, L.P., a Delaware limited partnership, BG Media Investors L.P., a Delaware limited partnership, David J. Pecker, American Media, Inc., a Delaware corporation, and the other parties signatory thereto.

                  "EMP Sold Units" means that number of EMP Units to be issued by EMP to the Sellers on the terms set forth on Schedule A.

                  "EMP Units" means the Class H Units of EMP, the terms of which are set forth in the EMP LLC Agreement.

                  "Employee Benefit Plan" means all "employee benefit plans," as defined in ERISA Section 3(3), including, without limitation, multiemployer plans within the meaning of ERISA Section 3(37), and any stock purchase, stock option, severance pay, employment, change-in-control, fringe benefit, collective bargaining, vacation pay, company awards, salary continuation, sick leave, excess benefit, supplemental retirement, deferred compensation, bonus or other incentive compensation, stock purchase, life insurance, and all other employee benefit plans, contracts, programs, policies or other arrangements, whether or not subject to ERISA, whether formal or informal, material oral or written, under which any present or former employee of the Business has any present or future right to benefits sponsored or maintained by the Sellers or the Acquired Subsidiaries and under which the Sellers or the Acquired Subsidiaries has any present or future Liability.

                  "Employee Pension Benefit Plan" has the meaning set forth in ERISA Section 3(2).

                  "Employee Welfare Benefit Plan" has the meaning set forth in ERISA Section 3(1).

                  "Environmental Laws" means any applicable Law that deals with
(i) pollution or protection of natural resources or the environment or (ii) exposure of persons to toxic or hazardous substances, raw materials or chemicals, including any Law relating to worker safety or product liability matters to the extent it relates to such matters.

                  "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

                  "ERISA Affiliate" means each entity which is treated as a single employer with WPI for purposes of Code Section 414.

                  "Evercore" has the meaning set forth in Section 4.13.

                  "Final Closing Balance Sheet" has the meaning set forth in
Section 2.4(e).

                  "Final Closing Working Capital" has the meaning set forth in
Section 2.4(e).

                  "Forced Sale Notice" has the meaning set forth in Section 2.5(a).

                  "Funding Date" means January 29, 2003, as such date may be adjusted pursuant to Section 5.10.

                  "GAAP" means United States generally accepted accounting principles.

                  "Governmental Authority" means any foreign, federal, state or local government, court of competent jurisdiction, administrative agency or commission or other governmental or regulatory authority or instrumentality.

                  "Hazardous Materials" shall mean any substance that (i) is or contains asbestos, polychlorinated biphenyls, petroleum or petroleum derived substances or wastes, (ii) requires removal or remediation under any Environmental Law, or is defined, listed or identified as a "hazardous waste," "sold waste" or "hazardous substance" thereunder, or (iii) is toxic, explosive, corrosive, flammable, infectious, radioactive, carcinogenic, mutagenic or otherwise hazardous and is regulated as such by any Governmental Authority under any Environmental Law or could reasonably result in the imposition of Liability under any Environmental Law.

                  "HSR Act" means the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended.

                  "IFBB" has the meaning set forth in Section 5.18.

                  "IFBB Events" has the meaning set forth in Section 5.18(c).

                  "Indemnified Claim" has the meaning set forth in Section
7.5(f).

                  "Indemnified Party" means any member of the Seller Group or the Buyer Group who or which may seek indemnification under this Agreement.

                  "Indemnifying Party" means a Party against whom indemnification may be sought under this Agreement.

                  "Indemnity Reduction Amounts" has the meaning set forth in
Section 7.4(c).

                  "Infringe" has the meaning set forth in Section 3.11(c).

                  "Injunction" has the meaning set forth in Section 5.3.

                  "Insurance Period" has the meaning set forth in Section
5.21(a).

                  "Intellectual Property" means all U.S., state and foreign intellectual property, including without limitation (i) (a) all patents, patent disclosures, inventions, discoveries, processes, designs, techniques, developments, tools, creations, composition, formulas, algorithms, procedures, ideas, technology and related improvements and know-how, whether or not patented or patentable; (b) all trademarks, service marks, trade names, brand names, corporate names, domain names, logos and trade dress, and all other source indicators, together with the goodwill symbolized thereby, and all common-law rights relating thereto ("Trademarks"); (c) all copyrights and all works of authorship in any media, including textual works, computer software, data, databases and related items, graphics, photographs, drawings, artwork, advertising and promotional materials, designs, Internet site content, and all other authors' rights, including "moral rights," whether or not copyrighted or copyrightable; (d) all trade secrets and confidential information (including ideas, research and development, know-how, formulas, compositions, manufacturing and production processes and techniques, technical data, designs, drawings, specifications, current and potential customer and user lists, and business and marketing plans and proposals); (ii) all applications, registrations, renewals, recordings and licenses or other agreements related thereto; (iii) all rights to obtain renewals, extensions, continuations, continuations-in-part, reissues, divisions or similar legal protections related thereto; and all rights to bring an action at law or in equity for the infringement, misappropriation, dilution, impairment or other violation of the foregoing before the Closing Date, including the right to receive all proceeds and Damages therefrom.

                  "Investor Equity" has the meaning set forth in Section 4.13.

                  "Knowledge" means, with respect to the Sellers, the Company or WHF Parent, the actual knowledge, after reasonable inquiry, of any individual set forth on Schedule B1, and, with respect to Buyer, the actual knowledge, after reasonable inquiry, of any individual set forth on Schedule B2.

                  "Laws" means all applicable laws, statutes, constitutions, rules, regulations, judgments, common law, rulings, orders, decrees, permits, licenses, franchises and Injunctions of Governmental Authorities.

                  "Leased Property" has the meaning set forth in Section
3.10(a).

                  "Leases" has the meaning set forth in Section 3.10(a).

                  "Liability" means any liability (whether known or unknown, whether asserted or unasserted, whether absolute or contingent, whether accrued or unaccrued, whether liquidated or unliquidated, and whether due or to become due), including any liability for Taxes.

                  "Lien" means any mortgage, pledge, lien, encumbrance, claim, charge or security interest or other restriction of any kind or nature.

                  "LLC Agreement" means the Limited Liability Company Agreement to be entered into by WHF, WIN and Buyer substantially in the form attached hereto as Exhibit B, as the same may be amended, modified or supplemented from time to time in accordance with its terms.

                  "LLC Units" means the WHF Units and the WIN Units.

                  "Long-Term Leave Employees" has the meaning set forth in
Section 5.7(a).

                  "Mariz" has the meaning set forth in Section 6.3(f).

                  "Material Adverse Effect" means (a) with respect to the Business or the Company, as applicable, a material adverse effect on the ability of the Sellers and WHF Parent to perform their obligations under, or to consummate the transactions contemplated by, this Agreement or a material adverse effect on the business, operations, assets or condition (financial or otherwise) or results of operations of the Business, taken as a whole, or the Company (other than, in any case, any such effect resulting from or arising out of or in connection with (i) industry-wide developments (including changes in the application, interpretation or enforcement of Laws, including as set forth in Section 3.8 of the Disclosure Schedule) similarly affecting other Persons in businesses similar to the Business or the Company, as applicable, including the magazine publishing business, (ii) events, changes, occurrences, developments, circumstances or conditions affecting the U.S. economy generally, (iii) acts of war (whether or not declared), armed hostilities and terrorism or (iv) changes resulting from the announcement of Buyer's intended purchase of the Business), and (b) with respect to Buyer or EMP, a material adverse effect on the ability of Buyer or EMP to perform its obligations under, or to consummate the transactions contemplated by, this Agreement.

                  "Material Contracts" has the meaning set forth in Section 3.13(a).

                  "MediaFit Shares" has the meaning set forth in Section 3.4.

                  "Multiemployer Plan" has the meaning set forth in ERISA
Section 3(37).

                  "Objection" has the meaning set forth in Section 2.4(d).

                  "October Balance Sheet" means the unaudited combined consolidated balance sheet of WPI and its Subsidiaries and WIN as of October 31, 2002.

                  "Other Parties" has the meaning set forth in Section 3.13(b).

                  "Outside Date" means February 14, 2003, as such date may be adjusted pursuant to Section 5.10.

                  "Party" has the meaning set forth in the preamble to this Agreement.

                  "Permitted Liens" means any (a) mechanic's, materialmen's, laborer's, workmen's, repairmen's, carrier's and similar Liens, including all statutory Liens, arising or incurred in the ordinary course of business, (b) Liens for Taxes, assessments and other governmental charges not yet due and payable or, if due, (i) not delinquent or (ii) being contested in good faith through appropriate proceedings, (c) purchase money Liens and Liens securing rental payments under capital lease arrangements, (d) pledges or deposits under workers' compensation legislation, unemployment insurance Laws or similar Laws, (e) good faith deposits in connection with bids, tenders, leases, contracts or other agreements, including rent security deposits, (f) pledges or deposits to secure public or statutory obligations or appeal bonds, (g) Liens specifically set forth in the WPI Financial Statements (other than with respect to the Credit Agreement between WPI and Fleet Bank), (h) other Liens not incurred in connection with the borrowing of money which do not interfere with or impair, in any material respect, the present operation of the Business, and (i) in the case of property owned or held by WPI or WIN, easements, covenants and other restrictions which do not materially impair the current use, occupancy or value of the property subject thereto.

                  "Per LLC Unit Purchase Price" means the amount equal to the Purchase Price minus the Closing Date Payment Amount divided by the number of Transferred Units.

                  "Person" means an individual, partnership, limited liability partnership, corporation, limited liability company, association, joint stock company, trust, estate, joint venture, unincorporated organization, or governmental entity (or any department, agency, or political subdivision thereof).

                  "Post-Closing Partial Period" has the meaning set forth in
Section 7.3(b).

                  "Post-Closing Period" has the meaning set forth in Section 7.3(b).

                  "Pre-Closing Partial Period" has the meaning set forth in
Section 7.3(a).

                  "Pre-Closing Period" has the meaning set forth in Section 7.3(a).

                  "Prohibited Transaction" has the meaning set forth in ERISA
Section 406 and Code Section 4975.

                  "Purchase Price" means an amount equal to (x) the Cash Percentage multiplied by (y) $340,000,000, subject to adjustment pursuant to Sections 2.4 and 2.5.

                  "Reduction Amount" has the meaning set forth in Section
2.5(a).

                  "Registered Intellectual Property" means any U.S., state or foreign registration, issuance, recording or application relating to the Business Intellectual Property, including without any limitation, any domain name, patent, Trademark registration, or registered copyright.

                  "Registered IP Status Report" has the meaning set forth in
Section 6.3(f).

                  "Related Party Agreements" means the Trademark License Agreement between WHF Parent and the Company in substantially the form attached hereto as Exhibit C, the Services Agreement, the Athlete Endorsement Cooperative Agreement between WHF Parent and the Company in substantially the form attached hereto as Exhibit E, the Advertising Agreement among Weider Nutrition International, Inc., WHF Parent and the Company in substantially the form attached hereto as Exhibit F and the Assignment and Assumption of Industrial Real Estate Lease between WHF Parent and the Company, as consented to by Betty Weider, in substantially the form attached hereto as Exhibit G.

                  "Remedies Exception" means (i) applicable bankruptcy, insolvency, reorganization, moratorium, and other Laws of general application, heretofore or hereafter enacted or in effect, affecting the rights and remedies of creditors generally, and (ii) the exercise of judicial or administrative discretion in accordance with general equitable principles, particularly as to the availability of the remedy of specific performance or other injunctive relief.

                  "Retained LLC Unit Percentage" means 5.15% or, in the event Buyer elects to reduce such percentage, the percentage between 2.5% and 5.15% selected by Buyer pursuant to the certificate delivered to the Sellers no later than five (5) Business Days prior to the Closing Date in accordance with Section 5.23.

                  "Retained LLC Units" has the meaning set forth in the recitals.

                  "Retirement Agreements" means the Executive Retirement Program Benefits Agreements between certain current and former employees of WPI, on the one hand, and WHF Parent on the other hand.

                  "Reviewed Financial Statements" has the meaning set forth in
Section 5.10.

                  "Right" means any option, warrant, convertible or exchangeable security or other right, however denominated, to subscribe for, purchase or otherwise acquire any equity interest or other security of any class, with or without payment of additional consideration in cash or property, either immediately or upon the occurrence of a specified date or a specified event or the satisfaction or happening of any other condition or contingency.

                  "Securities Act" means the Securities Act of 1933, as amended.

                  "Securities Exchange Act" means the Securities Exchange Act of 1934, as amended.

                  "Seller DC Plan" has the meaning set forth in Section 5.7(b).

                  "Seller Group" has the meaning set forth in Section 7.2.

                  "Sellers" has the meaning set forth in the preamble to this Agreement.

                  "Services Agreement" means the Services Agreement between WHF Parent and the Company in substantially the form attached hereto as Exhibit D.

                  "Software" has the meaning set forth in Section 3.11(b).

                  "Subsidiary," when used with respect to any Person, means any other Person of which (a) in the case of a corporation, at least (i) a majority of the equity and (ii) a majority of the voting interests are owned or Controlled, directly or indirectly, by such first Person, by any one or more of its Subsidiaries, or by such first Person and one or more of its Subsidiaries or
(b) in the case of any Person other than a corporation, such first Person, one or more of its Subsidiaries, or such first Person and one or more of its Subsidiaries (i) owns a majority of the equity interests thereof and (ii) has the power to elect or direct the election of a majority of the members of the governing body thereof, but excluding for each of clauses (a) and
(b), any immaterial or inactive Persons.

                  "SYL Shares" has the meaning set forth in Section 3.4.

                  "Target LTM EBITDA" means 31,296,544, which amount has been calculated as set forth in Schedule D.

                  "Tax" means any federal, state, local, or foreign tax, charge, duty, fee, levy or other assessment, including income, gross receipts, license, payroll, employment, excise, severance, stamp, occupation, premium, windfall profits, environmental, customs duties, capital stock, franchise, profits, withholding, social security (or similar), unemployment, disability, property, personal property, sales, use, transfer, registration, value added, alternative or add-on minimum, estimated, or other tax of any kind whatsoever, imposed by any Governmental Authority, and including any interest, penalty, or addition thereto, whether disputed or not.

                  "Tax Return" means any return, declaration, report, claim for refund, or information return or statement relating to Taxes, including any schedule or attachment thereto, and including any amendment thereof, required to be filed with any Governmental Authority.

                  "Tax Sharing Agreement" means that Tax Sharing Agreement, dated as of June 1, 1992, by and between WPI and WHF Parent, as amended.

                  "Terminating Event" has the meaning set forth in Section
2.5(a).

                  "Terminating Notice" has the meaning set forth in Section 2.5(a).

                  "Third Party" has the meaning set forth in Section 5.11.

                  "Third Party Claim" has the meaning set forth in Section
7.5(a).

                  "Trademarks" has the meaning set forth in the definition of Intellectual Property.

                  "Transaction Documents" means the Contribution Agreement, the LLC Agreement, the Related Party Agreements and all other instruments, certificates and documents delivered or required to be delivered by the Company or any Party pursuant to this Agreement.

                  "Transferred Units" means the WIN Sold Units and the WHF Sold Units.

                  "Weider Holdings Merger" has the meaning set forth in the recitals.

                  "Weider Titles" means the titles of the following publications being acquired by Buyer pursuant to this Agreement: Muscle & Fitness; Muscle & Fitness Hers; Flex; Men's Fitness; Shape; Fit Pregnancy; and Natural Health.

                  "WHF" has the meaning set forth in the preamble to this Agreement.

                  "WHF LLC Interests" means all of WHF's rights, title and interests in the Company, including WHF's right to vote and WHF's right to allocations, if any, and disbursements from the Company.

                  "WHF Parent" has the meaning set forth in the preamble to this Agreement.

                  "WHF Sold Units" means the number of WHF Units representing the Cash Percentage multiplied by the aggregate amount of WHF LLC Interests.

                  "WHF Units" means the units evidencing WHF LLC Interests.

                  "WIN" has the meaning set forth in the preamble to this Agreement.

                  "WIN Assets" has the meaning set forth in the Contribution Agreement.

                  "WIN Excluded Assets" means the assets of WIN that are not being assumed by the Company pursuant to the Contribution Agreement as enumerated in the definition of "WPI Assets" therein.

                  "WIN Excluded Liabilities" has the meaning set forth in the Contribution Agreement.

                  "WIN Liabilities" has the meaning set forth in the Contribution Agreement.

                  "WIN LLC Interests" means all of WIN's rights, title and interests in the Company, including WIN's right to vote and WIN's right to allocations, if any, and disbursements from the Company.

                  "WIN Sold Units" means the number of WIN Units representing the Cash Percentage multiplied by the aggregate amount of the WIN LLC Interests.

                  "WIN Units" means the units evidencing WIN LLC Interests.

                  "WPG Shares" has the meaning set forth in Section 3.4.

                  "WPI" means Weider Publications, Inc., a Delaware corporation.

                  "WPI Assets" has the meaning set forth in the Contribution Agreement.

                  "WPI Excluded Assets" means the assets of WPI that are not being assumed by the Company pursuant to the Contribution Agreement as enumerated in the definition of "WPI Assets" therein.

                  "WPI Excluded Liabilities" has the meaning set forth in the Contribution Agreement.

                  "WPI Financial Statements" has the meaning set forth in
Section 3.6.

                  "WPI Liabilities" has the meaning set forth in the Contribution Agreement.

                  "WP Italia Shares" has the meaning set forth in Section 3.4.

                  "WPI Merger" has the meaning set forth in the recitals to this Agreement.

                  "WPL Shares" has the meaning set forth in Section 3.4.

Section 1.2. Terms Generally. The definitions in Section 1.1 shall apply equally to both the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words "include", "includes" and "including" shall be deemed to be followed by the phrase "without limitation." The words "herein", "hereof" and "hereunder" and words of similar import refer to this Agreement (including the Exhibits to this Agreement and the Disclosure Schedule) in its entirety and not to any part hereof unless the context shall otherwise require. All references herein to Articles, Sections, Exhibits and the Disclosure Schedule shall be deemed references to Articles and Sections of, and Exhibits and the Disclosure Schedule to, this Agreement unless the context shall otherwise require. Unless the context shall otherwise require, any references to any agreement or other instrument or statute or regulation are to it as amended and supplemented from time to time (and, in the case of a statute or regulation, to any successor provisions). Any reference to any federal, state, local, or foreign statute or law shall be deemed also to refer to all rules and regulations promulgated thereunder, unless the context requires otherwise. Any reference in this Agreement to a "day" or a number of "days" (without explicit reference to "Business Days") shall be interpreted as a reference to a calendar day or number of calendar days. If any action is to be taken or given on or by a particular calendar day, and such calendar day is not a Business Day, then such action may be deferred until the next Business Day.

                                   ARTICLE II.

                 PURCHASE AND SALE OF THE TRANSFERRED UNITS AND
                       CONTRIBUTION OF RETAINED LLC UNITS

                  Section 2.1. Contribution. Upon the terms set forth in the Contribution Agreement and subject to the conditions of this Agreement, WPI, WIN and the Company agree to enter into the Contribution Agreement and consummate the Contribution in accordance with the terms of the Contribution Agreement prior to the Closing.

                  Section 2.2. Mergers. Immediately prior to the Closing and the WPI Merger, Weider Holdings (International) Ltd. shall be merged with and into WPI. Following the Weider Holdings Merger, the separate corporate existence of Weider Holdings (International) Ltd. shall cease and WPI shall continue as the surviving corporation. Immediately prior to the Closing, WPI shall be merged with and into WHF. Following the WPI Merger, the separate corporate existence of WPI shall cease and WHF shall continue as the surviving limited liability company.

                  Section 2.3. Purchase and Sale of the Transferred Units and Contribution of Retained LLC Units.

                  (a) Upon the terms and subject to the conditions of this Agreement, Buyer agrees to purchase from the Sellers, and each Seller, separately and not jointly, agrees to sell to Buyer, the Transferred Units at the Closing, for the consideration specified in Section 2.4.

                  (b) Upon the terms and subject to the conditions of this Agreement, each of the Sellers agree to contribute its Retained LLC Units to EMP at the Closing, and EMP agrees to issue to the Sellers EMP Sold Units (representing an amount of capital in EMP equal to the Contribution Amount) at the Closing. The Parties intend that the foregoing contribution be treated as a tax-free contribution of the Retained LLC Units to the capital of EMP within the meaning of Section 721(a) of the Code, and the Parties agree to report the transaction consistent with this intent on their federal and applicable state income tax returns.

                  Section 2.4. Purchase Price and Non-Compete Payments; Contribution.

                  (a) As consideration for the sale by the Sellers of the Transferred Units and the entry by each of Joe Weider, Ben Weider and Eric Weider into the agreements set forth in Section 5.14, Buyer shall, at the
Closing:

                  (i) wire transfer to the lenders set forth on Schedule C, to the accounts designated in writing by such lenders prior to the Closing Date, immediately available funds in an aggregate amount equal to the total amount specified by such lenders in a written notice provided by WHF Parent to Buyer at least three (3) Business Days prior to the Closing Date as the aggregate outstanding amount of indebtedness owed by the Sellers to those lenders on the Closing Date (the "Closing Date Payment Amount");

                  (ii) wire transfer to each Seller immediately available funds in an amount equal to the product of the number of WHF Sold Units or WIN Sold Units, as the case may be, multiplied by the Per LLC Unit Purchase Price (such amounts to be wire transferred to such banks and accounts as is specified in writing by such Seller at least three (3) Business Days prior to the Closing Date);

                  (iii) wire transfer to Joe Weider immediately available funds in an amount equal to $6,000,000 (such amount to be wire transferred to such bank account as is specified in writing by Joe Weider at least three (3) Business Days prior to the Closing Date);

                  (iv) wire transfer to Ben Weider immediately available funds in an amount equal to $3,000,000 (such amount to be wire transferred to such bank account as is specified in writing by Ben Weider at least three (3) Business Days prior to the Closing Date); and

                  (v) wire transfer to Eric Weider immediately available funds in an amount equal to $1,000,000 (such amount to be wire transferred to such bank account as is specified in writing by Eric Weider at least three (3) Business Days prior to the Closing Date);

                  (b) As consideration for the contribution of the Retained LLC Units, EMP shall, at the Closing, deliver to the Seller the EMP Sold Units, free and clear of any Liens.

                  (c) Within 60 days after the Closing Date, the Sellers will prepare, or cause to be prepared, an unaudited combined consolidated balance sheet of WPI and WIN and their respective Subsidiaries as of the close of business on the day prior to the Closing Date prior to any purchase accounting adjustments (the "Closing Balance Sheet"), and the Sellers shall deliver to Buyer a certificate based on such Closing Balance Sheet setting forth the Sellers' calculation of Closing Working Capital. The Closing Balance Sheet shall (i) fairly present the consolidated financial position of WPI and WIN as of the Closing Date in accordance with GAAP applied on a basis consistent with the most recent balance sheet contained in the WPI Financial Statements, excluding all WPI Excluded Assets, WIN Excluded Assets, WPI Excluded Liabilities and WIN Excluded Liabilities, and (ii) include line items substantially consistent with those in the most recent balance sheet contained in the WPI Financial Statements. Buyer will assist and cooperate with the Sellers in the preparation of the Closing Balance Sheet, including by providing the Sellers and their accountants access to the books and records of WPI and WIN and their respective Subsidiaries and to any other information necessary to prepare the Closing Balance Sheet. "Closing Working Capital" means the aggregate amount of consolidated current assets of WPI and WIN as shown on the Closing Balance Sheet minus the aggregate amount of consolidated current liabilities of WPI and WIN as shown on the Closing Balance Sheet, with the following adjustments: less any provision for deferred and current Tax assets or Tax Liabilities, as calculated in a manner consistent with the calculation set forth on Schedule 2.4(c) (except Closing Working Capital shall not contain a ($500,000) allowance for the Brentwood litigation matter).

                  (d) Buyer shall, within 30 days after the delivery by the Sellers of the Closing Balance Sheet and certificate of Closing Working Capital, complete its review thereof. In the event that Buyer determines that the Closing Balance Sheet and certificate of Closing Working Capital have not been prepared on a basis consistent with the requirements of Section 2.4(c), Buyer shall, on or before the last day of such 30-day period, inform the Sellers in writing (the "Objection"), setting forth a specific description in reasonable detail of the basis of the Objection, the adjustments to the Closing Balance Sheet which Buyer believes should be made and Buyer's calculation of Closing Working Capital, and Buyer shall be deemed to have accepted any items not specifically disputed in the Objection. Failure to so notify the Sellers shall constitute acceptance and approval of the Sellers' calculation of Closing Working Capital.

                  (e) The Sellers shall then have 30 days following the date they receive the Objection to review and respond to the Objection. If the Sellers and Buyer are unable to resolve all of their disagreements with respect to the determination of the foregoing items by the 30th day following the Sellers' response thereto, after having used their good faith efforts to reach a resolution, they shall refer their remaining differences to another nationally recognized firm of independent public accountants as to which the Sellers and Buyer mutually agree (the "CPA Firm"), who shall, acting as experts in accounting and not as arbitrators, determine on a basis consistent with the requirements of Section 2.4(c), and only with respect to the specific remaining accounting related differences so submitted, whether and to what extent, if any, the Closing Balance Sheet and Closing Working Capital require adjustment. The Sellers and Buyer shall request the CPA Firm to use its best efforts to render its determination within 45 days. The CPA Firm's determination shall be conclusive and binding upon the Sellers and Buyer. The Sellers and Buyer shall each pay one-half of the fees and expenses, including any retainers, of the CPA Firm in performing services pursuant to this Section 2.4(e). The Sellers and Buyer shall make reasonably available to the CPA Firm all relevant books and records, any work papers (including those of the parties' respective accountants) and supporting documentation relating to the Closing Balance Sheet and all other items reasonably requested by the CPA Firm. The

"Final Closing Balance Sheet" and "Final Closing Working Capital", as applicable, shall be (i) the Closing Balance Sheet and the Sellers' calculation of Closing Working Capital in the event that (x) no Objection is delivered to the Sellers during the initial 30-day period specified above or (y) the Sellers and Buyer so agree, (ii) the Closing Balance Sheet and the Closing Working Capital, adjusted in accordance with the Objection, in the event that (x) Sellers do not respond to the Objection during the 30-day period specified above following receipt by the Sellers of the Objection or (y) the Sellers and Buyer so agree or (iii) the Closing Balance Sheet and the Closing Working Capital, as adjusted pursuant to the agreement of Buyer and the Sellers or as adjusted by the CPA Firm together with any other modifications to the Closing Balance Sheet and Closing Working Capital agreed upon by the Sellers and Buyer.

                  (f) If the Final Closing Working Capital is less than $(4,800,000) (negative), the Sellers shall pay an amount in cash equal to (x) the Cash Percentage multiplied by the amount of such deficiency plus (y) interest computed at the prime rate of interest published in The Wall Street Journal, Eastern Edition, for the period from the Closing Date to the date of such payment, in immediately available funds to Buyer within three (3) Business Days after the ultimate determination of the Final Closing Working Capital as provided in this Section 2.4, and the Sellers' capital account balances in EMP shall be retroactively reduced, pro rata, by an amount equal to the Retained LLC Unit Percentage multiplied by the amount of such deficiency. If the calculation of the Final Closing Working Capital is greater than $(4,800,000) (negative), Buyer shall pay an amount in cash equal to (1) the Cash Percentage multiplied by the amount of such excess plus (2) interest computed at prime rate of interest published in The Wall Street Journal, Eastern Edition, for the period from the Closing Date to the date of such payment, in immediately available funds to the Sellers, within three (3) Business Days after the ultimate determination of the Final Closing Working Capital as provided in this Section 2.4 and the Sellers' capital account balances in EMP shall be retroactively increased, pro rata, by the Retained LLC Unit Percentage multiplied by the amount of such excess.

                  (g) Any amounts payable to or from the Sellers after the Closing under this Section 2.4 shall be paid pro rata among the Sellers based on the portion of the Purchase Price and Contribution Amount paid to each Seller. Buyer and Sellers agree to treat any amounts payable after the Closing pursuant to this Section 2.4 pro rata as an adjustment to the Purchase Price and an adjustment to the Sellers' capital contributions to EMP.

                  Section 2.5. Post-Signing Purchase Price Adjustment.

                  (a) Following delivery of the Reviewed Financial Statements, in the event that the EBITDA Difference is greater than $500,000 (a "Terminating Event"), then Buyer shall have the right to terminate this Agreement by providing written notice (a "Terminating Notice") to Sellers within 5 Business Days following the delivery of such Reviewed Financial Statements. If Buyer does not elect to terminate following a Terminating Event within such 5 Business Day period, then the Sellers and Buyer shall be obligated to close the transaction as provided herein without any adjustment to the Purchase Price. If Buyer does elect to terminate following a Terminating Event, and the EBITDA Difference is less than $3,000,000, the Sellers shall have the right to force Buyer to close, and thereby render Buyer's Terminating Notice null and void, if the Sellers deliver a written notice to Buyer (a "Forced Sale Notice") within 5 Business Days following delivery of the Terminating Notice in which the Sellers agree to consummate the transaction as provided herein with a reduced Purchase Price and Contribution Amount determined as follows: the Purchase Price and the Contribution Amount shall be decreased in the aggregate by an amount (the "Reduction Amount") equal to the product of (x) the EBITDA Multiplier and (y) the EBITDA Difference (with the Purchase Price decreased by the Cash Percentage multiplied by the Reduction Amount and the Contribution Amount being decreased by the Retained LLC Unit Percentage multiplied by the Reduction Amount). If Buyer delivers a Terminating Notice and the Sellers do not deliver a Forced Sale Notice within the time period set forth above or the EBITDA Difference is equal to or exceeds $3,000,000, then this Agreement shall terminate in accordance with Section 8.1(d).

                  (b) If the EBITDA Difference is less than $500,000, or if the Actual LTM EBITDA is greater than Target LTM EBITDA, then neither Buyer nor the Sellers shall have the right to terminate this Agreement or adjust the Purchase Price pursuant to this Section 2.5.

                  (c) Notwithstanding anything to the contrary contained herein, the adjustment to the Purchase Price, if any, under this Section 2.5 and Buyer's right of termination under Section 8.1(d) shall constitute (i) Buyer's sole and exclusive remedy for Actual LTM EBITDA being less than Target LTM EBITDA.

                  (d) In the event that a Terminating Event has occurred, Buyer shall not have the right to terminate this Agreement and Sellers shall not have the right to provide a Forced Sale Notice under this Section 2.5 unless an audit for the applicable period has been performed.

                  Section 2.6. Closing. Unless this Agreement shall have been terminated pursuant to Article VIII and subject to the satisfaction or, when permissible, waiver of the conditions set forth in Article VI, the closing of the transactions contemplated by this Agreement (the "Closing") shall take place
(i) at the offices of Simpson Thacher & Bartlett, 425 Lexington Avenue, New York, New York 10017, commencing at 10:00 a.m. local time on the day which is one Business Day after the date on which the last of the conditions set forth in
Article VI (other than any such conditions which by their terms are not capable of being satisfied until the Closing Date) is satisfied or, when permissible, waived, or (ii) on such other date and/or at such other time and/or place as the Parties may mutually determine.

                  Section 2.7. Closing Deliveries.

                  (a) At the Closing, the Sellers will deliver or cause to be delivered the following:

                  (i) to Buyer, the Transferred Units, free and clear of any Liens as evidenced by instruments of transfer covering the Transferred Units in form and substance reasonably satisfactory to Buyer;

                  (ii) to Buyer, the LLC Agreement, executed by the Company, WHF and WIN;

                  (iii) to Buyer, the certificates referred to in Sections 6.3(a) and (b);

                  (iv) to Buyer, the Related Party Agreements, executed by the Company, WHF Parent and the other signatories thereto;

                  (v) to Buyer, evidence of the receipt of the required
         Consents;

                  (vi) to Buyer, stock certificates or other documentation representing the shares or interests in the Acquired Subsidiaries, free and clear of any Liens;

                  (vii) to Buyer, an affidavit from each Seller in form and substance reasonably satisfactory to Buyer, providing under penalties of perjury among other things such Seller's taxpayer identification number and that such Seller is not a foreign person pursuant to Section 1445(b)(2) of the Code;

                  (viii) to EMP, the Retained LLC Units, free and clear of any Liens as evidenced by instruments of transfer covering the Retained LLC Units in form and substance reasonably satisfactory to EMP;

                  (ix) to Buyer or EMP, all other documents required to be delivered by the Sellers or the Company to Buyer or EMP, as applicable, at the Closing pursuant to this Agreement; and

                  (x) to Buyer, the Registered IP Status Report, the assignments or other instruments of conveyance, and the other documents referred to in Section 6.3(f).

                  (b) At the Closing, Buyer or EMP, as applicable, will deliver or cause to be delivered the following to Seller or such other parties, as applicable:

                  (i) Buyer will deliver the certificates referred to in Sections 6.2(a) and (b);

                  (ii) Buyer will deliver the payments required by Section
         2.4(a);

                  (iii) EMP will deliver the EMP Sold Units, free and clear of any Liens as evidenced by instruments of transfer covering the EMP Sold Units in form and substance reasonably satisfactory to the Sellers;

                  (iv) Buyer will deliver the LLC Agreement executed by Buyer;
         and

                  (v) Buyer and EMP, as applicable, will deliver all other documents required to be delivered by Buyer or EMP, as applicable, to the Sellers at the Closing pursuant to this Agreement.

                  Section 2.8. Satisfaction of Conditions. All conditions to the obligations of the Sellers and Buyer to proceed with the Closing under this Agreement will be deemed to have been fully and completely satisfied or waived for all purposes upon the Closing.

                  Section 2.9. Transfer Taxes. All applicable sales and transfer taxes (including any stock transfer taxes due as a result of the sale of the Transferred Units or contribution of the Retained LLC Units in exchange for the EMP Sold Units and taxes, if any, imposed upon the transfer of real and personal property) and filing, recording, registration, stamp, documentary and other similar taxes and fees payable in connection with this Agreement, the Contribution Agreement, the transactions contemplated by this Agreement or the Contribution Agreement or the documents giving effect to such transactions will be the responsibility of and be paid by

Buyer. Buyer and the Sellers shall cooperate in providing information and executing documents that may be necessary to claim any exemption from transfer taxes covered by this Section.

                                  ARTICLE III.

          REPRESENTATIONS AND WARRANTIES OF WHF PARENT AND THE SELLERS

                  Each of WHF Parent and the Sellers, jointly and severally, represents and warrants to Buyer, as of the date hereof and as of the Closing Date, except as set forth in the Disclosure Schedule, as follows:

                  Section 3.1. Organization and Authority of WHF Parent, the Sellers and the Company.

                  (a) WHF Parent is duly incorporated, validly existing and in good standing under the laws of Nevada, and WHF Parent has all requisite corporate power and authority to carry on its business as it is currently conducted and to own, lease and operate its properties where such properties are now owned, leased or operated. WHF Parent is duly qualified or licensed to do business and is in good standing in each jurisdiction in which the property owned, leased or operated by it or the nature of the business conducted by it makes such qualification or license necessary, except in such jurisdictions where the failure to be so duly qualified or licensed or in good standing would not, individually or in the aggregate, have or reasonably be expected to have a Material Adverse Effect on the Business.

                  (b) Each of the Sellers is duly organized, validly existing and in good standing under the laws of Delaware, and each Seller has all requisite organizational power and authority to carry on its respective business as it is currently conducted and to own, lease and operate its properties where such properties are now owned, leased or operated. Each of the Acquired Subsidiaries (i) is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization and (ii) has all requisite organizational power and authority to carry on its business as it is currently conducted and to own, lease and operate its properties where such properties are now owned, leased or operated, except in all cases where any failures of the representations in this sentence to be true would not, individually or in the aggregate, have or reasonably be expected to have a Material Adverse Effect on the Business. Each Seller and the Acquired Subsidiaries is duly qualified or licensed to do business and is in good standing in each jurisdiction in which the property owned, leased or operated by it or the nature of the business conducted by it makes such qualification or license necessary, except in such jurisdictions where the failure to be so duly qualified or licensed or in good standing would not, individually or in the aggregate, have or reasonably be expected to have a Material Adverse Effect on the Business.

                  (c) The Company is duly organized, validly existing and in good standing under the laws of Delaware, and the Company has all requisite organizational power and authority to carry on its business as it is currently conducted and to own, lease and operate its properties where such properties are now owned, leased or operated. The Company is duly qualified or licensed to do business and is in good standing in each jurisdiction in which the property owned, leased or operated by it or the nature of the business conducted by it makes such qualification or license necessary, except in such jurisdictions where the failure to be so duly qualified or licensed or in good standing would not, individually or in the aggregate, have a Material Adverse Effect on the Business. A true and complete copy of the Certificate of Formation of the Company has previously been delivered or made available to Buyer.

                  (d) Each of the Sellers, WHF Parent and the Company have all requisite power and authority to execute and deliver this Agreement and each Transaction Document to which it is a party, to perform their respective obligations hereunder and thereunder and to consummate the transactions contemplated hereby and thereby. The execution, delivery and performance by each Seller, WHF Parent and the Company of this Agreement and each Transaction Document to which it is a party and the consummation of the transactions contemplated hereby and thereunder have been duly authorized by all necessary corporate or other organizational action on the part of each Seller, WHF Parent and the Company. This Agreement has been and, at the Closing, each Transaction Document to which it is a party will be duly executed and delivered by each Seller, WHF Parent and the Company and constitutes or, with respect to the Transaction Documents to be delivered at Closing, will constitute at the Closing a legal, valid and binding obligation of each Seller, WHF Parent and the Company, enforceable against each Seller, WHF Parent and the Company in accordance with its terms, subject to the Remedies Exception.

                  Section 3.2. Noncontravention. Neither the execution and delivery of this Agreement or any Transaction Document to which it is a party by WHF Parent, the Sellers or the Company, nor the consummation by WHF Parent, the Sellers or the Company of the transactions contemplated hereby or thereby, including the Merger will (i) conflict with any provision of the Certificate of Formation of the Company or the LLC Agreement, (ii) conflict with any provision of the Certificates of Incorporation, Certificate of Formation or Bylaws of each of the Company, the Sellers or the Acquired Subsidiaries, (iii) conflict with any provision of the Certificate of Incorporation or Bylaws of WHF Parent, (iv) except as set forth in Section 3.2 of the Disclosure Schedule, violate or result in a breach of any Material Contract, or (v) subject to the Consents of Governmental Authorities described in Section 3.5, violate any Law to which the Company, the Sellers, WHF Parent, WPI or any of the Acquired Subsidiaries is subject, except, in the case of clauses (iv) and (v) for such violations or breaches which would not, individually or in the aggregate, have or reasonably be expected to have a Material Adverse Effect on the Business.

                  Section 3.3. Capitalization and LLC Units; Title.

                  (a) As of the Closing Date, the Company's total outstanding membership interests will consist solely of 2,000 LLC Units. As of the Closing Date, all of the LLC Units will be duly authorized and validly issued and will be fully paid and nonassessable. Except as set forth in this Agreement, there are no (i) outstanding Rights or other contracts, commitments, arrangements or understandings relating to the issuance by the Company of additional LLC Units,
(ii) profit participation or similar rights with respect to the Company, or
(iii) voting trusts, proxies, or other agreements or understandings with respect to the LLC Units to which the Company is party.

                  (b) At the Closing, each Seller will have title to, and will be the legal and beneficial owner of, the Transferred Units set forth in Section
3.3 of the Disclosure Schedule, free and clear of any Liens. Upon transfer and delivery to Buyer at the Closing, Buyer will have full title to such Seller's Transferred Units, free and clear of any Liens, except for any Liens created by this Agreement and the LLC Agreement and Liens arising under federal or state securities laws. Except for this Agreement and the LLC Agreement, there are no (i) outstanding options, warrants, purchase rights, subscription rights, conversion rights, exchange rights, or other contracts relating to such Seller's Transferred Units, (ii) outstanding profit participation, or similar rights with respect to such Seller's Transferred Units, (iii) voting trusts, proxies, or other contracts or understandings with respect to the voting of such Seller's Transferred Units or (iv) transfer restrictions with respect to such Seller's Transferred Units.

                  Section 3.4. Subsidiaries of the Company. As of the date of this Agreement, the Company does not have any Subsidiaries. As of the date hereof, WIN does not have any Subsidiaries. Section 3.4 of the Disclosure Schedule sets forth for each of WPI's Subsidiaries (i) its name and jurisdiction of organization, (ii) its form of organization and (iii) the capital stock or membership interests held by WPI as of the date of this Agreement, directly or indirectly, in such Subsidiary. As of the date of this Agreement, WPI is the sole beneficial and record owner of the outstanding shares of capital stock or other interests in each of its Subsidiaries, free and clear of all Liens, except as set forth in Section 3.4 of the Disclosure Schedule. WPG's authorized capital stock consists solely of 100,000 shares of Ordinary Stock ("WPG Shares"). As of the date hereof, 1,000 WPG Shares are issued and outstanding, all of which are owned by WPH. WPH has title to, and is the legal and beneficial owner of, all of the outstanding shares of WPG, free and clear of any Liens. MediaFit's authorized capital stock consists solely of the membership interests ("MediaFit Shares") owned by WPI. As of the date hereof, 500 MediaFit Shares are issued and outstanding, all of which are owned by WPG. WPG has title to, and is the legal and beneficial owner of, all of the outstanding shares of and interests in MediaFit SARL, free and clear of any Liens. WPL's authorized capital stock consists solely of 20,000 shares of Ordinary Stock ("WPL Shares"). SYL's authorized capital stock consists solely of 100,000 shares of common stock ("SYL Shares"). As of the date hereof, 1,000 SYL Shares are issued and outstanding, all of which are owned by WPI. WPI has title to, and is the legal and beneficial owner of, all of the outstanding shares of SYL, free and clear of any Liens. As of the date hereof, 1,000 WPL Shares are issued and outstanding, all of which are owned by WPG. WPG has title to, and is the legal and beneficial owner of, all of the outstanding shares of and interests in WPL, free and clear of any Liens. WP Italia's authorized capital stock consists solely of the membership interests ("WP Italia Shares," and together with WPG Shares, MediaFit Shares, WPL Shares, SYL Shares and WP Italia Shares, the "Acquired Subsidiaries Shares") owned by WPI. As of the date hereof, 10,000 WP Italia Shares are issued and outstanding, 500 of which are owned by WPG and 9,500 of which are owned by WPI. WPG and WPL have title to, and are the legal and beneficial owners of, all of the outstanding shares of and interests in WP Italia, free and clear of any Liens. All of the Acquired Subsidiaries Shares have been duly authorized and validly issued and are fully paid and nonassessable, and free and clear of all Liens. Except as set forth in Section 3.4 of the Disclosure Schedule or otherwise described in this Section 3.4 or in this Agreement, there are no (i) outstanding Rights or other contracts, commitments, arrangements or understandings relating to the issuance of any shares of any of the Acquired Subsidiaries, (ii) outstanding stock appreciation, phantom stock, profit participation, performance units or similar rights with respect to any of the Acquired Subsidiaries, or (iii) voting trusts, proxies, or other agreements or understandings with respect to the voting of shares of Common Stock to which any of the Acquired Subsidiaries is party. Except as set forth in Section 3.4 of the Disclosure Schedule or otherwise described in this Section 3.4, WPI does not have any Subsidiaries. As of the Closing Date, the Company will be the sole and beneficial and record owner of the outstanding shares of capital stock or other interests in each of WPI's Subsidiaries set forth in Section 3.4 of the Disclosure Schedule, free and clear of all Liens, except as set forth in
Section 3.4 of the Disclosure Schedule.

                  Section 3.5. Government Authorizations. Except for (i) required filings under the HSR Act, (ii) compliance with any applicable requirements of the Securities Act, (iii) compliance with any other applicable securities laws and (iv) filings and notices not required to be made or given until after the Closing, no Consent of, or filing with or to any Governmental Authority is required to be obtained or made by the Sellers, WHF Parent, the Company or any of their respective Subsidiaries in connection with the execution and delivery of this Agreement or the Transaction Documents or the consummation of the transactions contemplated hereby or thereby, other than any such requirement that is applicable solely as a result of the specific legal or regulatory status of Buyer or as a result of any other facts that specifically relate to the business or activities in which Buyer is or proposes to be engaged, other than the Business.

                  Section 3.6. WPI Financial Statements. Set forth in Section
3.6 of the Disclosure Schedule are (i) an audited consolidated balance sheet of WPI and its Subsidiaries as of December 31, 2001 and as of December 31, 2000, and the related consolidated statements of income, stockholders' equity and cash flow for the fiscal year ended December 31, 2000 and the seven months ended December 31, 2000 and (ii) an unaudited combined consolidated balance sheet of WPI and its Subsidiaries and WIN as of September 30, 2002, and the related combined consolidated statements of income, for the nine months ended September 30, 2002 (collectively, the "WPI Financial Statements"). Except as set forth therein, the WPI Financial Statements present fairly, in all material respects, the combined and/or the consolidated financial position, results of operations, changes in stockholders' equity and cash flows of WPI and its Subsidiaries at the respective dates set forth therein and for the respective periods covered thereby, and were prepared in accordance with GAAP (except, in the case of the interim financial statements, for the absence of footnotes and any year-end adjustments), consistently applied. The WPI Financial Statements and the October Balance Sheet have been prepared from the books of account and financial records of WPI and WIN. The inventories included in the WPI Financial Statements are stated at a value determined in accordance with GAAP consistently applied. Except to the extent reserved against in the WPI Financial Statements, all of WPI's and WIN's receivables are valid and, to WHF Parent's Knowledge, collectible in the aggregate amount thereof in the ordinary course of business consistent with past practices, subject to normal and customary trade discounts.

                  Section 3.7. Undisclosed Liabilities. WPI and WIN do not have, and at the Closing the Company will not have, any Liabilities which would be required under GAAP to be reflected or reserved against in the latest balance sheet (including the notes thereto) included in the WPI Financial Statements, except for (i) Liabilities set forth, reflected in, reserved against or disclosed in the latest balance sheet (including the notes thereto) included in the WPI Financial Statements, (ii) Liabilities incurred in the ordinary course of business since September 30, 2002, (iii) Liabilities disclosed in Section 3.7 of the Disclosure Schedule, (iv) Liabilities under Material Contracts disclosed in the Disclosure Schedule, (v) Liabilities under contracts or agreements not required to be disclosed in the Disclosure Schedule, and (vi) such other Liabilities which would not, in the aggregate, have or reasonably be expected to have a Material Adverse Effect on the Business.

                  Section 3.8. Absence of Certain Changes. Since September 30, 2002, except as contemplated by or disclosed in this Agreement or as set forth in Section 3.8 of the Disclosure Schedule, WPI and WIN and their respective Subsidiaries have conducted their businesses only in the ordinary course, and there has not been (i) any event or development that would, individually or in the aggregate, have or reasonably be expected to have a Material Adverse Effect on the Business, (ii) any damage, destruction or loss, whether or not covered by insurance, that would, individually or in the aggregate, have or reasonably be expected to have a Material Adverse Effect on the Business, (iii) any declaration, setting aside or payment of any dividend or other distribution (whether in cash, stock or property other than cash dividends) with respect to the capital stock of WPI and WIN or any of the Acquired Subsidiaries, (iv) any change in accounting methods, principles or practices affecting WPI and WIN, except as required or permitted by GAAP or (v) any action taken by WPI or WIN which would require the consent of Buyer pursuant to Section 5.1 (other than Section 5.1(iv)), if such action was taken by WPI or WIN after the date hereof.

                  Section 3.9. Tax Matters.

                  (a) Except as set forth in Section 3.9 of the Disclosure Schedule, WPI and WIN and each of their respective Subsidiaries has (i) filed, or caused to be filed, all Tax Returns that it was required to file on or before the date hereof and (ii) paid or caused to be paid all Taxes due and payable (whether or not shown to be due and payable on such Tax Returns), except as otherwise set forth, reflected in, reserved against or disclosed in the WPI Financial Statements. All such Tax Returns were correct and complete in all material respects.

                  (b) As of the date of this Agreement, there is no outstanding dispute or claim concerning any Liability for Taxes of WPI or WIN or any of their respective Subsidiaries that has been claimed or raised by any Governmental Authority in writing and received by WPI or WIN. Except as set forth in Section 3.9 of the Disclosure Schedule, no Tax Return of WPI or WIN or any of their respective Subsidiaries is currently the subject of an audit by any taxing authority and no written notice of such an audit has been received by any of WPI or WIN.

                  (c) Except as set forth in Section 3.9 of the Disclosure Schedule, neither WPI or WIN nor any of their respective Subsidiaries has waived any statute of limitations in respect of Taxes or agreed to any extension of time with respect to a Tax assessment or deficiency.

                  (d) None of the WPI Assets or the WIN Assets (each as defined in the Contribution Agreement) is tax-exempt use property within the meaning of
Section 168(h) of the Code and none of the WPI Assets or the WIN Assets (each as defined in the Contribution Agreement) is property that is or will be required to be treated as being owned by another person pursuant to the provisions of
Section 168(f)(8) of the Internal Revenue Code of 1954, as amended and as in effect immediately prior to the enactment of the Tax Reform Act of 1986.

                  (e) There are no material Liens for Taxes upon any of the WPI Assets or the WIN Assets (each as defined in the Contribution Agreement) that arose in connection with any failure (or alleged failure) to pay any Tax, except for Liens for Taxes not yet due and payable.

                  (f) The Company is, and at all times has been, properly treated as a partnership, and not as an association or publicly traded partnership for United States federal income tax purposes.

                  Section 3.10. Property.

                  (a) Except for WPI Excluded Assets and WIN Excluded Assets and except as set forth in Section 3.10 of the Disclosure Schedule, to the extent material to the Business, each of WPI and WIN has and immediately after Closing, Buyer will have good and valid title to all property, equipment and other assets reflected on the most recent balance sheet of WPI contained in the WPI Financial Statements or acquired by WPI or WIN after the date of such balance sheet (except for property, equipment and other assets sold since the date of such balance sheet in the ordinary course of business consistent with past practices) (the "Company Property"), free and clear of any Lien, except for Permitted Liens. The Sellers and the Acquired Subsidiaries do not own any real property that is used in connection with the Business. Section 3.10(a) of the Disclosure Schedule lists all of the agreements (the "Leases") pursuant to which WPI, WIN and the Acquired Subsidiaries lease, sublease, license or otherwise occupy (whether as landlord, tenant, or other occupancy arrangement) any real property used in connection with the Business as it is presently conducted (the "Leased Property"). WPI, WIN and the Acquired Subsidiaries have and immediately after the Closing, Buyer or the Acquired Subsidiaries, as the case may be, will have, good and valid leasehold estate to the Leased Property, free and clear of any Liens other than the Permitted Liens. Each of WPI, WIN and the Acquired Subsidiaries has valid and enforceable leases for the Leased Property and the equipment, furniture and fixtures purported to be leased by them except for leases, the failure of which to have or be enforceable, would not have or reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on the Business. Except as set forth in Section 3.10(a) of the Disclosure Schedule, with respect to each Lease, (i) there is no default or event which, with notice or lapse of time or both, would constitute a default on the part of a Seller, Acquired Subsidiary or WPI, as the case may be (nor to the Sellers' Knowledge, the other parties thereto), and (ii) WPI or WIN have not received any notice of termination from the other party.

                  (b) There are no pending lawsuits or administrative proceedings concerning the Company Property or Leased Property that, if adversely determined against the Sellers, would have a Material Adverse Effect on the Business, and, to Sellers' Knowledge, no such proceeding or lawsuit is currently threatened.

                  (c) Upon the consummation of the Contribution, the Company will have, and at the Closing the Buyer will have, acquired good and valid title in and to, or a valid leasehold interest in, the WPI Assets and the WIN Assets.

                  Section 3.11. Intellectual Property.

                  (a) Section 3.11 of the Disclosure Schedule lists all material Trademarks of any of the Sellers or the Acquired Subsidiaries, and all domain names, that are part of the Business Intellectual Property. Each item of Registered Intellectual Property has been duly registered in, filed in or issued by the United States Copyright Office, the United States Patent and Trademark Office, the appropriate offices in the various states of the United States and/or the appropriate offices of foreign jurisdictions as applicable to such item of Registered Intellectual

Property. The registrations for all of the Registered Intellectual Property are enforceable and unexpired, and have not been abandoned. The Sellers and the Acquired Subsidiaries do not own or license any rights to any patents that are used in the Business. Except as set forth in Section 3.11 of the Disclosure Schedule, (i) each of the Sellers and Acquired Subsidiaries owns, possesses, or licenses all Intellectual Property necessary for the conduct of the Business as currently conducted and as currently proposed to be conducted and (ii) the Trademarks for the Weider Titles, and to the Seller's Knowledge, all of the other Business Intellectual Property, are free of any adverse ownership claims, including without limitation, claims by current and former employees, freelance authors or independent contractors.

                  (b) Sellers have taken reasonable precautions to (i) protect the confidentiality, integrity and security of all software, databases, systems, networks and Internet sites and all information stored or contained therein or transmitted thereby ("Software") from any unauthorized use, access, interruption or modification by third parties; (ii) comply with all Laws with respect to the privacy of all on-line users and customers and any information related thereto;
(iii) maintain the security and integrity of transactions executed through its Software; (iv) verify the correct identity of its users and customers; and (v) ensure the enforceability of any transactions executed through its Internet web sites.

                  (c) Except as disclosed in Section 3.11 and Section 3.15 of the Disclosure Schedule, (i) with respect to the Trademarks for the Weider Titles, and to the Sellers' Knowledge with respect to all of the other Business Intellectual Property, the conduct of the Business as currently conducted, including the use of any Business Intellectual Property, does not infringe, dilute, misappropriate, impair or otherwise violate ("Infringe") any Intellectual Property rights of any third party and (ii) to the Sellers' Knowledge, no Person is Infringing upon any Intellectual Property rights of the Companies or any of their respective Subsidiaries. Except as disclosed in
Section 3.11 and Section 3.15 of the Disclosure Schedule, as of the date of this Agreement there are no Actions, claims, causes of action, suits at law or equity, decrees, settlement, Injunctions, rules, orders, verdicts, judgments, interferences or other contested proceedings naming any of the Sellers or the Acquired Subsidiaries that have been rendered, are pending, or to the Sellers' Knowledge are threatened, by or in any Governmental Authority that would limit, cancel or question the validity, enforceability, ownership or use of any of the Business Intellectual Property. The execution and delivery of this Agreement by the Sellers and the consummation of the transactions contemplated hereby will not result in the loss of, or any encumbrance on, the rights of the Business with respect to the Business Intellectual Property and will not limit, terminate, nullify or avoid the rights of the Business pursuant to the Business IP Licenses.

                  Section 3.12. Environmental Matters. Except as set forth in
Section 3.12 of the Disclosure Schedule and except as would not, individually or in the aggregate, have or reasonably be expected to have a Material Adverse Effect on the Business, (i) none of WPI or WIN or the Acquired Subsidiaries has received any written communication that remains outstanding and alleges that any of such entities is not in compliance with, or is subject to Liability under, any Environmental Laws; (ii) the current and former operations of the Sellers and the current and former operations of the Acquired Subsidiaries are, and regarding the Acquired Subsidiaries were at all times, in compliance with all Environmental Laws; (iii) none of WPI or WIN or the Acquired Subsidiaries has received written notice of or entered into any judgment, decree or order issued by any Governmental Authority pertaining to the conduct of the

Business relating to compliance with or Liability under any Environmental Law or to any investigation or cleanup of Hazardous Materials under any Environmental Law; (iv) each of WPI or WIN and the Acquired Subsidiaries has all permits required under applicable Environmental Laws for the operation of the Business as presently conducted; and (v) Hazardous Materials have not been generated, transported, treated, stored, disposed of, arranged to be disposed of, released or threatened to be released at, on, from or under any of the properties or facilities currently owned, leased or otherwise used by WPI or WIN, or currently or formerly owned, leased or otherwise used by the Acquired Subsidiaries, in violation of, or in a manner or to a location that could give rise to Liability under, any Environmental Laws. Notwithstanding the generality of any other representations and warranties contained in this Agreement, this Section 3.12 contains the sole and exclusive representations and warranties of WHF Parent and the Sellers with respect to the Business and the Acquired Subsidiaries and Affiliates in this Agreement in respect of environmental matters or Environmental Laws.

                  Section 3.13. Contracts.

                  (a) Section 3.13 of the Disclosure Schedule lists the following written agreements relating to the Business to which either of WPI or WIN or any of their respective Subsidiaries is a party and which are in effect on the date hereof:

                  (i) any loan agreement, credit agreement, security agreement, promissory note, mortgage, indenture or other contract that provides for the borrowing of money by or extensions of credit to either of WPI or WIN or any of their respective Subsidiaries or the guaranty by either of WPI or WIN or any of their Subsidiaries of obligations in respect of the borrowings of money by or extensions of credit to any other Person, in any case involving in excess of $100,000 of indebtedness or committed credit;

                  (ii) any profit sharing, stock option, stock purchase, stock appreciation, deferred compensation, severance, or other material plan or arrangement for the benefit of the current or former directors, officers or employees of either WPI or WIN or any of their respective Subsidiaries;

                  (iii) any employment or consulting agreement for a term in excess of one year or which involves the payment of annual compensation in excess of $50,000;

                  (iv) any agreement providing for indemnification of any Person with respect to Liabilities;

                  (v) any agreements for the purchase or sale of any business, corporation, partnership, limited liability partnership, limited liability company, joint venture, association or other business organization;

                  (vi) any agreement under which the consequences of a default or termination would have or reasonably be expected to have a Material Adverse Effect on the Business;

                  (vii) any Business IP License granting exclusive rights to any Business Intellectual Property or granting rights to any Registered Trademarks or the Trademarks for the Weider Titles;

                  (viii) any other agreement of either of WPI or WIN or any of their respective Subsidiaries (or group of related agreements) the performance of which involves consideration in excess of $250,000, except those that may be canceled by either of WPI or WIN or a Subsidiary of either of WPI or WIN, as the case may be, without material penalty upon not more than 90 days' notice; and

                  (ix) any agreement that contains any noncompetition obligation or otherwise restricts in any material way the Business; and

                  (x) any agreement otherwise material to the Business, and not required to be listed pursuant to clauses (i) through (ix) above.

All contracts and agreements set forth in Section 3.13 of the Disclosure Schedule are referred to herein as "Material Contracts."

                  (b) Except as set forth in Section 3.13 of the Disclosure Schedule, (i) each Material Contract is in full force and effect and is the legal, valid and binding obligation of either of WPI and WIN or the respective Subsidiary thereof which is a party to such Material Contract, subject to the Remedies Exception and, to WHF Parent's Knowledge, the other parties thereto (the "Other Parties"), and (ii) none of WPI and WIN or their respective Subsidiaries or, to WHF Parent's Knowledge, any of the Other Parties to any Material Contract is in breach, violation or default, and, to WHF Parent's Knowledge, no event has occurred which with notice or lapse of time or both would constitute a breach, violation or default by any such party, or permit termination, modification, or acceleration by the Other Parties, under such Material Contract, except (A) for breaches, violations or defaults which would not, individually or in the aggregate, have or reasonably be expected to have a Material Adverse Effect on the Business, and (B) that in order to avoid a default, violation or breach under any Material Contract the Consent of the Other Parties set forth in Section 3.2 of the Disclosure Schedule may be required in connection with the transactions contemplated hereby.

                  Section 3.14. Insurance. Section 3.14 of the Disclosure Schedule sets forth a list of all material insurance policies in force as of the date of this Agreement owned or held directly by each of WPI and WIN and their respective Subsidiaries or owned or held directly by WHF Parent for the benefit of WPI and WIN and their respective Subsidiaries. All such policies are in full force and effect, all premiums due and payable have been paid, and no written notice of cancellation or termination has been received with respect to such policies.

                  Section 3.15. Litigation. Except as set forth in Section 3.15 of the Disclosure Schedule, (i) there are no Actions pending or, to WHF Parent's Knowledge, threatened in law or in equity or before any Governmental Authority against either of WPI and WIN or any of their respective Subsidiaries which are reasonably likely to result in material Liability for either of WPI and WIN or any of their respective Subsidiaries, and (ii) there are no outstanding Injunctions, judgments, orders, decrees, rulings, or charges to which either of WPI and WIN or any of their respective Subsidiaries is a party or by which it is bound by or with any Governmental Authority which could reasonably be expected to be material to the Business.

                  Section 3.16. Employees. None of WPI, the Sellers or WHF Parent nor any of their respective Subsidiaries is presently a party to any collective bargaining agreement, subject to a legal duty to bargain with any labor organization on behalf of employees or operating under an expired collective bargaining agreement. To WHF Parent's Knowledge, there are no organizational efforts presently being made or threatened by or on behalf of any labor union with respect to employees of WPI, WIN or any of their respective Subsidiaries. Since January 1, 1999, none of WPI, WIN or any of their respective Subsidiaries is or has been a party to or subject to any pending strike, work stoppage, organizing attempt, picketing, boycott or similar activity.

                  Section 3.17. Employee Benefits.

                  (a) Section 3.17 of the Disclosure Schedule lists each material Employee Benefit Plan.

                  (b) Each such Employee Benefit Plan complies and has been maintained in all material respects with its terms and the applicable requirements of ERISA, the Code, and other applicable Laws and each of the Employee Benefit Plans intended to qualify under Section 401 of the Code is so qualified and has either received a current and valid determination letter (or opinion letter if applicable) from the Internal Revenue Service or the remedial amendment period with respect to such Employee Benefit Plan has not yet expired and nothing has occurred, whether by action or failure to act, that could reasonably be expected to cause the loss of such qualification.

                  (c) The Sellers have delivered or made available to Buyer correct and complete copies of each such Employee Benefit Plan and, to the extent applicable, a favorable determination letter (or opinion letter if applicable) from the Internal Revenue Service.

                  (d) Except as set forth on Section 3.17 (d) of the Disclosure
Schedule:

                  (i) None of the Sellers or the Acquired Subsidiaries, nor any ERISA Affiliate of each maintains any Employee Pension Benefit Plan subject to Title IV of ERISA or Section 412 of the Code or has any Liability under any such Employee Pension Benefit Plan that remains unsatisfied.

                  (ii) There have been no Prohibited Transactions with respect to any such Employee Pension Benefit Plan for which there is no exemption and with respect to which either of the Sellers or the Acquired Subsidiaries incurred any material Liability.

                  (iii) None of the Sellers or the Acquired Subsidiaries or any ERISA Affiliate contributes to any Multiemployer Plan or has any Liability (including withdrawal Liability) under any Multiemployer Plan.

                  (iv) None of the Sellers or the Acquired Subsidiaries maintains or contributes to any Employee Welfare Benefit Plan providing medical, health, or life insurance or other welfare-type benefits for current or future retired or terminated employees of such Company or Subsidiary or, their spouses, or their dependents (other than in accordance with Part 6 of Title I of ERISA or Code Section 4980B).

                  (v) Each of the Sellers and the Acquired Subsidiaries has complied in all material respects with the applicable requirements of Parts 6 and 7 of Title I of ERISA with respect to any Employee Welfare Benefit Plan providing health benefits to employees of such Company or Subsidiary, or their spouses or dependents.

                  (vi) Neither the execution of this Agreement nor the consummation of the transactions contemplated hereby (whether alone or in connection with a subsequent event) will result in the acceleration of the time of payment or vesting of any material compensation or employee benefits under any Employee Benefit Plans, whether or not any such payment, right or benefit would constitute a parachute payment within the meaning of Section 280G of the Code.

                  Section 3.18. Legal Compliance. Except for Environmental Laws (which are addressed exclusively in Section 3.12), none of WPI, WIN or any of their respective Subsidiaries is in violation of or has violated or failed to comply with any Law, permit or license or other authorization or approval of any Governmental Authority applicable to its business or operations, except for violations and failures to comply that would not, individually or in the aggregate, have or reasonably be expected to have a Material Adverse Effect on the Business.

                  Section 3.19. Brokers' Fees. Except for Rothschild Inc., whose fee will be paid pursuant to an engagement agreement and will not be paid by Buyer, the Company or any of their respective Affiliates, none of the Sellers, WHF Parent or the Company has entered into or will assume as of the Closing Date any contract or other arrangement or understanding (written or oral, express or implied) with any Person which may result in the obligation of Buyer or any of its Affiliates to pay any fees or commissions to any broker or finder as a result of the execution and delivery of this Agreement or the consummation of the transactions contemplated by this Agreement.

                  Section 3.20. Entire Business. The WPI Assets and the WIN Assets (each as defined in the Contribution Agreement) constitute all the assets, properties and rights utilized by WPI and WIN to conduct the Business in all material respects as currently conducted.

                  Section 3.21. Condition of Assets. There are no defects in the normal operating condition and repair of the WPI Assets and the WIN Assets, taken as a whole, which defects would individually or in the aggregate materially impair the operations of the Business.

                  Section 3.22. Affiliate Arrangements. There are no agreements or arrangements between or among WPI, WIN or the Acquired Subsidiaries and any Affiliate of any of WPI and WIN ("Affiliate Transactions") that would survive the Closing other than as set forth in the Transaction Documents or as set forth on Section 3.22 of the Disclosure Schedule.

                  Section 3.23. Solvency. On the Closing Date, each of the Sellers is solvent, has tangible and intangible assets having a fair value in excess of the amount required to pay its probable Liabilities on its existing debts as they become absolute and matured, and has access to adequate capital for the conduct of its business and the ability to pay its debts from time to time incurred in connection therewith as such debts mature.

                  Section 3.24. Certain Information.

                  (a) Audit Reports and Publishers' Statements. To WHF Parent's Knowledge the number of paid subscribers of the periodicals of the Business for the last issue mailed prior to June 30, 2002 for Audit Bureau of Circulations ("ABC") purposes (i.e., exclusive of grace copies, newsstand sales and other single copy sales) was not less in any material respect than the number of subscribers for such issue set forth on Section 3.24(a) of the Disclosure Schedule. To WHF Parent's Knowledge, the information in the ABC Annual Audit Reports for the twelve-month period ended June 30, 2002 for each of the periodicals of WPI and the 2001 Publishers' Statements is true and correct in all material respects.

                  (b) Subscription and Circulation Information. WPI and WIN have heretofore provided to Buyer a true, complete and correct copy of the most recent reports with respect to subscription and circulation data. Section 3.24(b) of the Disclosure Schedule is a summary of the most current available subscription and circulation data with respect to the periodicals of the Business prepared by WPI and WIN. Other than as reflected on Section 3.24(b) of the Disclosure Schedule, all current subscriptions to the periodicals of the Business have been sold in material compliance with the ABC rules and regulations for qualified circulation.

                  (c) Advertising Contracts. Sellers have heretofore delivered to Buyer a complete and correct list for each of the periodicals of the Business of the largest (in terms of each of pages and advertising revenue) 20 advertisers for fiscal 2001. Except as set forth and described on Section 3.24(c) of the Disclosure Schedule, no advertiser which was one of the largest (in terms of pages and/or advertising revenue) 20 advertisers for fiscal 2001 for any of the periodicals of the Business has given written notification of its intent to cancel advertising placed or to suspend, modify in a manner adverse to the Business or otherwise terminate its relationship with such publication.

                  (d) Rate Cards. All rate cards currently in effect with respect to the periodicals of the Business have been previously delivered to Buyer, and all material changes proposed to be made to any current rate card rates are annexed hereto as Section 3.24(d) of the Disclosure Agreement.

                  Section 3.25. Investment. Each of WPI and WIN is aware that the EMP Sold Units being issued to WPI and WIN pursuant to the transactions contemplated hereby have not been registered under the Securities Act or under any state securities laws. Neither of WPI nor WIN is an underwriter, as such term is defined under the Securities Act, and each of WPI and WIN is purchasing the EMP Sold Units solely for investment and not with a view toward, or for sale in connection with, any distribution thereof within the meaning of the Securities Act, nor with any present intention of distributing or selling any of the EMP Sold Units. Each of WPI and WIN and their respective Subsidiaries and Affiliates will not sell or otherwise dispose of the EMP Sold Units except in compliance with the registration requirements or exemption provisions under the Securities Act and the rules and regulations promulgated thereunder, or any other applicable securities laws.

                  Section 3.26. Financial Condition. Following the Closing, WHF Parent will have a net worth in excess of $100,000,000.

                                   ARTICLE IV.

                 REPRESENTATIONS AND WARRANTIES OF BUYER AND EMP

                  Each of Buyer and EMP, jointly and severally, represents and warrants to the Sellers and WHF Parent as follows:

                  Section 4.1. Organization.

                  (a) Buyer is duly organized, validly existing, and in good standing under the laws of Delaware and Buyer has all requisite organizational power and authority to carry on its business as it is currently conducted and to own, lease and operate its properties where such properties are now owned, leased or operated. Buyer is duly qualified or licensed to do business and is in good standing in each jurisdiction in which the property owned, leased or operated by it or the nature of the business conducted by it makes such qualification or license necessary, except in such jurisdictions where the failure to be so duly qualified or licensed or in good standing would not, individually or in the aggregate, have a Material Adverse Effect on Buyer.

                  (b) EMP is duly organized, validly existing, and in good standing under the laws of Delaware and EMP has all requisite organizational power and authority to carry on its business as it is currently conducted and to own, lease and operate its properties where such properties are now owned, leased or operated. EMP is duly qualified or licensed to do business and is in good standing in each jurisdiction in which the property owned, leased or operated by it or the nature of the business conducted by it makes such qualification or license necessary, except in such jurisdictions where the failure to be so duly qualified or licensed or in good standing would not, individually or in the aggregate, have a Material Adverse Effect on EMP.

                  Section 4.2. Authorization. Each of Buyer and EMP have all requisite power and authority to execute and deliver this Agreement and each Transaction Document to which it is a party, to perform their respective obligations hereunder and thereunder and to consummate the transaction contemplated hereby and thereby. The execution, delivery and performance by each of Buyer and EMP of this Agreement and each Transaction Document to which it is a party and the consummation of the transactions contemplated hereby and thereby have been duly authorized by all necessary organizational action on the part of Buyer and EMP. This Agreement has been and, at the Closing, each Transaction Document to which it is a party will be duly executed and delivered by Buyer and EMP and constitutes or, with respect to the Transaction Documents to be delivered at the Closing, will constitute at the Closing a legal, valid and binding obligation of Buyer and EMP, enforceable against Buyer and EMP in accordance with its terms, subject to the Remedies Exception.

                  Section 4.3. Noncontravention. Neither the execution and delivery of this Agreement or any Transaction Document to which it is a party by Buyer or EMP, nor the consummation by Buyer or EMP of the transactions contemplated hereby or thereby will (i) conflict with any provision of the Certificate of Formation, EMP LLC Agreement, the Certificate of Incorporation or Bylaws of Buyer or other governing documents of Buyer or EMP, or (ii) violate or result in a breach of any material agreement, contract, lease, license, instrument or other arrangement to which Buyer, EMP or any of their respective Subsidiaries is a party or by which any of their respective properties are bound, or (iii) subject to compliance with the HSR

Act, violate any Law to which Buyer, EMP or any of their respective Subsidiaries is subject, except, in the case of clauses (ii) and (iii), for such violations or breaches which would not, individually or in the aggregate, have or reasonably be expected to have a Material Adverse Effect on EMP.

                  Section 4.4. Government Authorizations. Except for required filings under the HSR Act, no Consent of, or filing with or to any Governmental Authority is required to be obtained or made by or with respect to Buyer, EMP or any of their respective Subsidiaries or Affiliates in connection with the execution and delivery of this Agreement or the Transaction Documents or the consummation of the transactions contemplated hereby or thereby.

                  Section 4.5. Investment. Buyer is aware that the Transferred Units being acquired by Buyer pursuant to the transactions contemplated hereby have not been registered under the Securities Act or under any state securities laws. Buyer is not an underwriter, as such term is defined under the Securities Act, and Buyer is purchasing the Transferred Units solely for investment and not with a view toward, or for sale in connection with, any distribution thereof within the meaning of the Securities Act, nor with any present intention of distributing or selling any of the Transferred Units. Buyer and its respective Subsidiaries and Affiliates will not sell or otherwise dispose of the Transferred Units except in compliance with the registration requirements or exemption provisions under the Securities Act and the rules and regulations promulgated thereunder, or any other applicable securities laws.

                  Section 4.6. Litigation. There are no Actions pending or, to Buyer's Knowledge, threatened in law or in equity or before any Governmental Authority against Buyer, EMP or any of their respective Affiliates which are reasonably likely to result in a material Liability for EMP or have, individually or in the aggregate, a Material Adverse Effect on EMP, and there are no outstanding Injunctions, judgments, orders, decrees, rulings, or charges to which Buyer, EMP or any of their respective Affiliates is a party or by which it is bound by or with any Governmental Authority which could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on EMP or a material adverse effect on the business of EMP.

                  Section 4.7. Brokers' Fees. None of Buyer, EMP or any of their respective Affiliates has any contract or other arrangement or understanding (written or oral, express or implied) with any Person which may result in the obligation of WHF Parent, the Sellers, the Company or any of their respective Affiliates to pay any fees or commissions to any broker or finder as a result of the execution and delivery of this Agreement or the consummation of the transactions contemplated by this Agreement.

                  Section 4.8. Information. WHF Parent and the Sellers have provided Buyer with such access to the facilities, books, records and personnel of each of WPI, WIN and their respective Subsidiaries and Affiliates as Buyer has deemed necessary and appropriate in order for Buyer to investigate to its satisfaction the business and properties of each of WPI, WIN and their respective Subsidiaries and Affiliates sufficiently to make an informed investment decision to purchase the Transferred Units and to enter into this Agreement. Buyer (either alone or together with its advisors) has such knowledge and experience in financial and business matters so as to be capable of evaluating the merits and risks of its purchase of the Transferred Units and is capable of bearing the economic risks of such purchase. Buyer agrees to accept the

Transferred Units on the Closing Date based upon its own investigation, examination and determination with respect thereto as to all matters and without reliance upon any express or implied representations or warranties of any nature made by or on behalf of or imputed to WHF Parent or the Sellers, except as expressly set forth in this Agreement.

                  Section 4.9. Capitalization and EMP Sold Units; Title.

                  (a) As of the Closing Date, EMP's total outstanding membership interests will consist solely of 235,000 Class A Units, 5,000 Class A-1 Units, 32,198 Class B Units, 3,485 Class C Units, 1,343 Class E Units, 865 Class G Units and 3,757 Profit Units (other than the Class H Units that will be issued by EMP as contemplated hereby). As of the Closing Date, all of the EMP Sold Units will be duly authorized and validly issued and will be fully paid and nonassessable.

                  (b) At the Closing, each of WPI and WIN will have title to, and will be the legal and beneficial owner of, the EMP Sold Units free and clear of any Liens. Upon transfer and delivery to WPI and WIN at the Closing, WPI and WIN will have full title to such EMP Sold Units, free and clear of any Liens, except for any Liens created by this Agreement and the Liens arising under federal or state securities laws. Except for this Agreement and the EMP LLC Agreement, there are no (i) outstanding options, warrants, purchase rights, subscription rights, conversion rights, exchange rights, or other contracts relating to such EMP Sold Units, (ii) outstanding profit participation, or similar rights with respect to such EMP Sold Units, (iii) voting trusts, proxies, or other contracts or understandings with respect to the voting of such EMP Sold Units or (iv) transfer restrictions with respect to such EMP Sold Units.

                  Section 4.10. Subsidiaries of EMP. Section 4.10 of the Disclosure Schedule sets forth for each of EMP's Subsidiaries (i) its name and jurisdiction of organization, (ii) its form of organization and (iii) the capital stock or membership interests held by EMP as of the date of this Agreement, directly or indirectly, in such Subsidiary. As of the date of this Agreement, EMP is the sole beneficial and record owner of the outstanding shares of capital stock or other interests in each of its Subsidiaries. As of the Closing Date, EMP will be the sole and beneficial and record owner of the outstanding shares of capital stock or other interests in each of EMP's Subsidiaries set forth in Section 4.10 of the Disclosure Schedule.

                  Section 4.11. Tax Treatment. EMP is, and at all times has been, properly treated as a partnership, and not as an association or publicly traded partnership, for US federal income tax purposes.

                  Section 4.12. Debt Financing. Buyer has delivered to Sellers and WHF Parent true and complete copies of the commitment letters from JPMorgan Chase Bank, J.P. Morgan Securities Inc., Bear Stearns Corporate Lending Inc. and Bear, Stearns & Co. Inc. (the "Debt Commitment Letters") to provide to Buyer, subject to the terms and conditions thereof, the amount of debt financing set forth in the Debt Commitment Letters that when funded, along with the Investor Equity (as hereinafter defined), will provide Buyer with the funds necessary to consummate the transactions contemplated by this Agreement and pay all fees, expenses and costs in connection with negotiation, execution and performance of this Agreement by Buyer and EMP. The financing to be provided thereunder is referred to herein as the "Debt Financing."

                  Section 4.13. Equity Financing. Buyer and EMP represent that they have received a commitment to fund at least $32.5 million from Evercore Capital Partners L.P. ("Evercore"), subject to no contingencies other than the conditions to Buyer's obligation set forth herein (the "Investor Equity"). Sellers acknowledge that contribution of the Investor Equity is subject to preemptive rights as set forth in the EMP LLC Agreement and that EMP may obtain the Investor Equity, in whole or in part, from Persons other than Evercore. EMP acknowledges and agrees that if Evercore or any other investor defaults in its obligations to provide the Investor Equity, EMP and Buyer shall be obligated to fund any portion of such unfunded Investor Equity.

                  Section 4.14. Valuation. The EMP Sold Units issued to Sellers hereunder in exchange for the Retained LLC Units shall be issued using the same valuation for EMP and shall have the same rights to distributions and liquidation payments as the Class H Units issued to investors in EMP in exchange for contribution of the Investor Equity to EMP. The valuation methodology used to determine the number of EMP Sold Units shall be reasonable and made in good faith. EMP shall provide Sellers with all reasonably necessary and appropriate information with respect to the determination of such valuation.

                                   ARTICLE V.

                                    COVENANTS

                  Section 5.1. Conduct of the Business. Each of WHF Parent and the Sellers covenants and agrees that, except as otherwise contemplated by this Agreement (including the Schedules and Exhibits hereto), during the period commencing on the date hereof and ending on the Closing Date, WHF Parent and the Sellers will cause each of WPI and WIN to use their reasonable efforts to conduct the Business in the ordinary course consistent with past practices, to keep available the services of the employees of WPI and WIN, to preserve the relationships of WPI and WIN with their customers, suppliers, advertisers, distributors and other Persons with which WPI and WIN have significant relations, to make payments and collect receivables in a manner consistent with past practice, and to maintain and preserve intact the Business in all material respects with a view toward preserving to and after the Closing Date the Business and the assets and the goodwill of WPI and WIN (it being understood that such efforts will not include any requirement or obligation to pay any consideration not otherwise required to be paid by the terms of an existing agreement or offer or grant any financial accommodation or other benefit not otherwise required to be made by the terms of an existing agreement). Until the Closing, except as otherwise contemplated by this Agreement (including the Schedules and Exhibits hereto) or any Transaction Document, permitted by the Tax Sharing Agreement, required by any change in applicable Law or otherwise approved in writing by Buyer (which approval shall not be unreasonably withheld or delayed), each of WHF Parent and the Sellers will cause WPI, WIN and the Company not to take any of the following actions:

                  (i) (a) amend its Certificate of Incorporation or Bylaws; (b) authorize for issuance, issue, grant, sell, deliver, dispose of, pledge or otherwise encumber any shares of its capital stock or issue any Rights to subscribe for or acquire any shares of its capital stock; (c) amend the Certificate of Formation of the Company; or (d) authorize for issuance, issue, grant, sell, deliver, dispose of, pledge or otherwise encumber any LLC Units;

                  (ii) declare, set aside, pay or make any dividend or other distribution with respect to its shares of capital stock, except for cash dividends and any dividend or distribution to WHF Parent in respect of indebtedness owed by WHF Parent to WPI;

                  (iii) except as required by GAAP, change any accounting methods, principles or practices;

                  (iv) sell, transfer, license, grant permission to use or otherwise dispose of or encumber any of the assets pertaining to the Business, including the Business Intellectual Property or rights related thereto, other than in the ordinary course of business consistent with past practice;

                  (v) (a) create, incur or assume any long-term debt that will be transferred to the Company in the Contribution, (b) assume, guarantee, endorse or otherwise become liable or responsible (whether directly, contingently or otherwise) for any material obligations of any Person, (c) make any loans, advances or capital contributions to or investments in any Person other than the Sellers, WPI or the Acquired Subsidiaries (except for customary loans or advances to employees), (d) fail to preserve or protect their rights in all material Business Intellectual Property or to renew, maintain, or take such steps or make such payments and filings, in each case, as may be reasonably necessary to preserve the validity and enforceability of all Registered Intellectual Property, or (e) breach, terminate, nullify, fail to renew, allow to lapse or otherwise act or fail to act in such a manner as to diminish any of WPI's or WIN's rights under the Business IP Licenses;

                  (vi) (a) grant any increase in the compensation of employees of the Business, except for year end salary adjustments and year end bonuses made in the ordinary course of business consistent with past practice, (b) hire new employees other than in the ordinary course of business consistent with past practice, (c) enter into any new employment, severance, consulting or other compensation agreement with any director, officer or employee of WPI or WIN, except for the employment agreements disclosed in Section 5.1(a)(vi) of the Disclosure
         Schedule in the forms previously delivered to Buyer (which employment agreements and the Liabilities relating thereto shall be assumed by Buyer at the Closing), or (d) adopt or commit to any pension, profit-sharing, deferred-compensation, group insurance, severance pay, retirement or other Employee Benefit Plan, fund or similar arrangement or amend or terminate in any respect or commit itself to amend any Employee Benefit Plan;

                  (vii) waive any claims or rights relating to the Business, other than in the ordinary course of business consistent with past practice;

                  (viii) make any material Tax election, change any method of accounting with respect to a material Tax, file any material amended Tax Return, or settle or compromise any proceeding with respect to a material Tax Liability, in each case with respect to the Acquired Subsidiaries;

                  (ix) (a) grant any material bonus, free or make good space to any advertiser or change the discount structure for any of the Business' advertising customers, other than in the ordinary course of business consistent with past practice, (b)
         (1) change the subscription pricing of any of the publications of the Business or (2) enter into, amend or terminate any material arrangements with any subscription agents, (c) change any cover prices, wholesaler discounts or make any other changes to the incentive sales programs (wholesale or retail) of the Business, (d) enter into any material licensing agreement, arrangement or understanding with respect to television, radio, Internet or other media or enter into any material licensing agreement, arrangement or understanding with respect to any "branded" merchandise bearing any of the trademarks or tradenames used in the Business owned or licensed by the Sellers or the Acquired Subsidiaries; (e) enter into, amend or terminate any agreements or arrangements with the national distributor of the publications; or (f) take any action with respect to the publications of the Business in contravention of the advice of the litigation counsel of the Business;

                  (x) enter into any contract, arrangement or commitment with respect to the Business involving the payment of more than $100,000 or otherwise material to the Business;

                  (xi) cancel any material third party indebtedness owed to any Seller or Acquired Subsidiary;

                  (xii) in connection with the transactions contemplated by the Contribution Agreement, offer, or cause or permit the Company to offer employment to any employees of the Business, such offers of employment shall be made by the Buyer pursuant to Section 5.7(a) of this Agreement; or

                  (xiii) agree, whether in writing or otherwise, to do any of the foregoing.

                  Section 5.2. Access to Information; Confidentiality.

                  (a) Prior to the Closing Date, or, if earlier, the date this Agreement is terminated pursuant to Section 8.1, Buyer may make or cause to be made such investigation of the Business and properties of WPI and WIN and their respective Subsidiaries and of their respective financial and legal condition as Buyer deems reasonably necessary or advisable. Each of WHF Parent and the Sellers shall, and shall cause WPI and WIN and their respective Subsidiaries to, permit Buyer and its authorized agents or representatives, including its independent accountants, to have reasonable access to the properties, books and records of WPI and WIN and their respective Subsidiaries during normal business hours to review information and documentation relative to the properties, books, contracts, commitments and other records of WPI and WIN and their respective Subsidiaries; provided, that such investigation shall only be upon reasonable notice and shall not unreasonably disrupt personnel and operations of the Business and shall be at Buyer's sole cost and expense. All requests for access to the offices, properties, books and records of WPI and WIN and their respective Subsidiaries shall be made to such representatives of WPI as WPI shall designate, who shall be solely responsible for coordinating all such requests and all access permitted hereunder. It is further agreed that neither Buyer nor its representatives shall contact any of the employees, customers, suppliers or joint venture partners of WPI, WIN or any of their respective Subsidiaries or Affiliates in connection with the transactions contemplated hereby, whether in person or by telephone, mail or other means of communication, without the specific prior authorization of such representatives of

WPI. Any access to the offices, properties, books and records of any of WPI and WIN and their respective Subsidiaries shall be subject to the following additional limitations: (a) such access shall not violate any Law or agreement to which the Sellers, WHF Parent, WPI or any of their respective Subsidiaries is a party or otherwise expose the Sellers, WHF Parent, WPI or any of their respective Subsidiaries to a material risk of Liability; (b) Buyer shall give WPI notice at least two (2) Business Days before conducting any inspections or communicating with any third party relating to any property of the Sellers or any of their respective Subsidiaries, and a representative of WPI shall have the right to be present when Buyer or its representatives conducts its or their investigations on such property; (c) none of Buyer and its representatives shall damage the property of the Sellers and their respective Subsidiaries or any portion thereof; and (d) Buyer shall: (i) use its reasonable best efforts to perform all on-site due diligence reviews and all communications with any Person on an expeditious and efficient basis; and (ii) indemnify, defend and hold harmless WHF Parent, the Sellers, WPI and their respective Subsidiaries and each of their respective employees, directors and officers from and against all Damages resulting from or relating to the activities of Buyer or its representatives under this paragraph. The foregoing indemnification obligation shall survive the Closing or termination of this Agreement.

                  (b) Buyer and its Subsidiaries, Affiliates and representatives will hold in confidence all confidential information obtained from the Sellers, WHF Parent, WPI, the Company and their respective Subsidiaries or their respective officers, agents, representatives or employees, whether or not relating to the Business, in accordance with the provisions of the Confidentiality Agreement which, notwithstanding anything contained therein, shall remain in full force and effect following the execution of this Agreement and shall survive any termination of this Agreement; provided that it shall not restrict Buyer with respect to information regarding the Business following the Closing.

                  Section 5.3. Reasonable Best Efforts. Subject to the terms and conditions of this Agreement and applicable Law, each of the Parties hereto shall use its reasonable best efforts to take, or cause to be taken, all actions, and to do, or cause to be done, all things reasonably necessary, proper or advisable under applicable Laws and regulations or otherwise to consummate and make effective the transactions contemplated by this Agreement as soon as practicable, including such actions or things as any other Party hereto may reasonably request in order to cause any of the conditions to such other Party's obligation to consummate such transactions specified in Article VI to be fully satisfied. Without limiting the generality of the foregoing, the Parties shall (and shall cause their respective directors, officers and Subsidiaries, and use their reasonable best efforts to cause their respective Affiliates, employees, agents, attorneys, accountants and representatives, to) consult and fully cooperate with and provide reasonable assistance to each other in (i) obtaining all necessary Consents or other permission or action by, and giving all necessary notices to and making all necessary filings with and applications and submissions to, any Governmental Authority or other Person, (ii) lifting any permanent or preliminary injunction or restraining order or other similar order issued or entered by any court or Governmental Authority (an "Injunction") of any type referred to in Section 6.1(a) and (iii) in general, consummating and making effective the transactions contemplated hereby; provided, however, that in order to obtain any Consent, approval, waiver, license, permit, authorization, registration, qualification, or other permission or action or the lifting of any Injunction referred to in clause (i) or (ii) of this sentence, no Party shall be required to pay any consideration, to divest itself of any of, or otherwise rearrange the composition of, its assets or to agree to any conditions or requirements which, individually or in the aggregate, would have a Material Adverse Effect on the Business, on the one hand, or Buyer, on the other hand, or materially adversely affect the benefits of the transactions contemplated by this Agreement to Buyer.

                  Section 5.4. HSR Act Compliance; Government Approvals.

                  (a) Buyer (and any ultimate parent entity of Buyer), on the one hand, WHF Parent and the Sellers, on the other hand, shall timely and promptly make all filings which may be required for the satisfaction of the condition set forth in Section 6.1(b) by each of them in connection with the consummation of the transactions contemplated hereby. In furtherance and not in limitation of the foregoing, each of the Parties agrees to use its reasonable best efforts to file Notification and Report Forms under the HSR Act and similar applications with any other applicable Governmental Authority whose approval is required in connection with the consummation of the purchase by Buyer of the Transferred Units as promptly as practicable following the date of this Agreement and in any event no later than seven Business Days following the date of this Agreement. The Sellers, WHF Parent and Buyer agree, and shall cause each of their respective Subsidiaries and Affiliates, to cooperate and to use their respective reasonable best efforts to obtain any governmental Consents required for the Closing (including through compliance with the HSR Act, to respond to any governmental requests for information. Each Party shall furnish to the other Party such necessary information and assistance as such other Party may reasonably request in connection with the preparation of any necessary filings or submissions by it to any Governmental Authority referred to in Section 6.1(b). Without in any way limiting the foregoing, the Parties will consult and cooperate with one another, and consider in good faith the views of one another, in connection with any analyses, appearances, presentations, memoranda, briefs, arguments, opinions and proposals made or submitted by or on behalf of any Party in connection with proceedings under or relating to the HSR Act.

                  (b) Each of the Parties shall notify and keep the other Party advised as to (i) any material communication from the Federal Trade Commission, the United States Department of Justice or any other Governmental Authority regarding any of the transactions contemplated hereby and (ii) any Action pending and known to such Party, or to its Knowledge threatened, which challenges the transactions contemplated hereby. Subject to the provisions of
Article VIII, none of the Parties shall take any action inconsistent with their obligations under this Agreement or, without prejudice to Buyer's rights under this Agreement, which would materially hinder or delay the consummation of the transactions contemplated by this Agreement.

                  Section 5.5. Public Announcements. Except to the extent otherwise required by applicable Law or the rules of any exchange on which Buyer or an Affiliate thereof has publicly traded securities (and then only after consultation with WHF Parent), none of the Parties will issue any press release or make any other public announcements concerning the transactions contemplated hereby or the contents of this Agreement without the prior written consent of the other Parties.

                  Section 5.6. Notification of Certain Matters. Between the date hereof and the Closing Date, each Party will give prompt written or electronic notice to the other Party of:

(i) any information that indicates that, to its Knowledge, any of its representations or warranties contained herein are not true and correct (except for changes permitted or contemplated by this Agreement); provided, however, that the failure of any Party to comply with this Section 5.6 will not subject such Party to any Liability hereunder in respect of any claim asserted after the relevant expiration date for the relevant representation or warranty; and provided, further, that no Party may separately recover pursuant to Article VII or otherwise for both a breach of this Section 5.6 and any related breach of the relevant representation or warranty, (ii) the occurrence or non-occurrence of any event which will result, or would reasonably be expected to result, in the failure of any condition, covenant or agreement contained in this Agreement to be complied with or satisfied, (iii) any failure of any Party to comply with or satisfy any condition, covenant or agreement to be complied with or satisfied by it hereunder, and (iv) any notice or other communication from any third party alleging that the Consent of such third party is or may be required in connection with the transactions contemplated by this Agreement or that such transactions otherwise may violate the rights of or confer remedies upon such third party.

                  Section 5.7. Employee Matters.

                  (a) Buyer will offer employment to each of the active employees of the Business who are employed by the Business (including those who are (i) on maternity leave or short-term disability, or (ii) on layoff, leave (other than maternity leave), long-term disability or other permitted absence from employment (such employees described in (ii), the "Long-Term Leave Employees")) immediately prior to the Closing Date; provided, however, that (i) with respect to the Long-Term Leave Employees, such offer of employment shall be effective when such Long-Term Leave Employee is able to return to active employment with the Buyer, (ii) Long-Term Leave Employees who receive disability benefits under a disability benefit plan of WPI shall be entitled to continue participation in such disability benefit plan until such Long-Term Leave Employee recovers from such disability or otherwise ceases to be eligible for benefits under such plan and (iii) nothing contained in this Section 5.7 is intended to confer upon any Continued Employee any right to continued employment after the Closing Date. The employees who accept employment with the Buyer and continue in such employment with the Business following the Closing Date are herein referred to as "Continued Employees." Buyer agrees that for a period of 12 months following the Closing Date, Continued Employees will be entitled to severance pay that is no less favorable than the severance pay such Continued Employees would be entitled to under the severance plan or policy of the Business immediately prior to the Closing Date which is described in Section 5.7(a) of the Disclosure Schedule. Except as set forth in the immediately preceding sentence, for a period of twelve months following the Closing Date, Buyer will or will cause its Subsidiaries (as applicable) to provide to Continued Employees salary or wage levels no less favorable than salary or wage levels of Continued Employees immediately prior to Closing and employee benefits that are comparable in the aggregate to those employee benefits provided to similarly situated employees of Buyer.

                  (b) Effective as of the Closing Date, Buyer shall establish, or shall cause to be established, a new defined contribution plan and a trust related thereto to cover Continued Employees (the "Company DC Plan"). The Company DC Plan (i) shall be qualified under Sections 401(a) and 401(k) of the Code and (ii) shall contain provisions that permit Continuing Employees to roll over their accounts from the Weider Health and Fitness 401(k) Plan (the

"Seller DC Plan"). As of the Closing Date, each Continuing Employee shall be fully vested in his or her account balance under the Seller DC Plan.

                  (c) Following the Closing Date, the Company shall provide WHF with such payroll and benefit plan administration services as are set forth in the Services Agreement.

                  (d) Without limiting the obligations of Seller in Section 5.7(g) of this Agreement, with respect to the Retirement Agreements between WHF and the individuals set forth on Section 5.7(d) of the Disclosure Schedule, WHF shall make payments to such individuals pursuant to the terms of the applicable Retirement Agreements.

                  (e) Following the Closing Date, Buyer shall cause all applicable employee benefit plans, programs and arrangements of Buyer to provide that a Continued Employee's period of employment with WHF, WPI, the Company, or any Affiliate of such shall be treated as service for Buyer for purposes of eligibility and vesting under Buyer's employee benefit plans, programs and arrangements ("Buyer Plans"). Buyer further agrees to recognize the vacation and sick leave days accumulated by the Continued Employees during the time they were employed by WHF, WPI, the Company, or any Affiliate of such. Additionally, any and all pre-existing condition limitations and eligibility waiting periods under any Buyer Plan shall be waived with respect to the Continuing Employees and their eligible dependents, and Continuing Employees shall be given credit for amounts paid under any Seller Plan for purposes of applying deductibles, co-payments and out-of-pocket maximums as though such amounts had been paid in accordance with the terms and conditions of the Buyer Plans.

                  (f) Following the Closing Date, the Company and Buyer shall use reasonable best efforts to cause all payroll taxes with respect to the Continued Employees to be assigned under the "alternative procedure" described in Section 5 of Rev. Proc. 96-60.

                  (g) Notwithstanding any other provisions of this Agreement, Sellers shall assume or retain all Liabilities under or relating to any Employee Benefit Plan, whether or not such Liability arises prior to, on or after the Closing Date only to the extent that such Liabilities are WPI Excluded Liabilities or WIN Excluded Liabilities.

                  Section 5.8. Post-Closing Access; Preservation of Records.

                  (a) From and after the Closing, Buyer will make or cause to be made available to Sellers all books, records and documents of the Company and any Subsidiaries (and the assistance of employees responsible for such books, records and documents) during regular business hours as may be reasonably necessary for (i) investigating, settling, preparing for the defense or prosecution of, defending or prosecuting any Action, (ii) preparing reports to stockholders and Government Authorities or (iii) such other purposes for which access to such documents is believed by the Sellers and WHF Parent to be reasonably necessary; provided, however, that access to such books, records, documents and employees will not interfere with the normal operations of the Company and its Subsidiaries and the reasonable out-of-pocket expenses of the Company and its Subsidiaries incurred in connection therewith will be paid by the Sellers. Buyer will cause the Company and its Subsidiaries to maintain and preserve all such books, records and other documents for the greater of (A) seven years after the Closing Date or (B) any applicable statutory or regulatory retention period, as the same may be extended.

                  (b) From and after the Closing, the Sellers and WHF Parent will make or cause to be made available to Buyer all books, records and documents of the Sellers and WHF Parent relating to the Business (and the assistance of employees responsible for such books, records and documents) during regular business hours for the same purposes, to the extent applicable, as set forth in Section 5.2(a); provided, however, that access to such books, records, documents and employees will not interfere with the normal operations of the Sellers and WHF Parent and the reasonable out-of-pocket expenses of the Sellers incurred in connection therewith will be paid by Buyer.

                  Section 5.9. Tax Matters.

                  (a) The Sellers and Buyer shall cooperate in the preparation of, a joint schedule (the "Allocation Schedule") allocating the Purchase Price (including any adjustments thereto pursuant to Section 2.4) among the Contributed Assets in accordance with Sections 755 and 1060 of the Code and the Treasury Regulations promulgated thereunder; provided that, if the Parties are unable to agree upon the Allocation Schedule, the Parties shall each file their own Allocation Schedule reflecting all matters agreed upon on a consistent basis. The Parties shall make all required federal, state and local income tax filings consistent with the Allocation Schedule. The Sellers and Buyer shall provide the other promptly with any other information required to complete the Allocation Schedule and to cooperate in the preparation of any Tax filings in the manner required by applicable Law.

                  (b) The Sellers will cause the Company to have in effect a Code Section 754 election for the taxable year of the Company that includes the Closing. The Parties acknowledge and agree that, for federal income tax purposes, the purchase by Buyer of the Transferred Units pursuant to this Agreement will result in an increase to the basis of the assets of the Company pursuant to Sections 743 and 755 of the Code and the Treasury Regulations promulgated thereunder.

                  Section 5.10. Financing Cooperation. WHF Parent, the Sellers and the Company each agree to use their reasonable efforts to cooperate, and to cause each of their respective officers and employees and representatives to cooperate in connection with the arrangement of the financing described in this Agreement and the Debt Commitment Letters to be consummated at or prior to the Closing in respect of the transactions contemplated by this Agreement, including, without limitation, participation in meetings, due diligence sessions and road shows, drafting sessions for the documents (including, but not limited to, information memoranda, offering memoranda and other marketing documents), and obtaining "comfort letters" and Consents from auditors; provided that nothing herein will require WHF Parent or any of its Affiliates to execute any document prior to the Closing. WHF Parent shall provide to Buyer, by December 3, 2002 (or as soon thereafter as reasonably practicable), (a) audited combined consolidated statements of operations, stockholders' equity and cash flows for WPI and WIN for the fiscal years ended May 31, 1999 and May 31, 2000, the seven months ended December 31, 2000 and the fiscal year ended December 31, 2001 and
(b) the combined consolidated balance sheet of WPI and WIN as of September 30, 2002, and the related consolidated statements of operations and cash flows, including WIN, for the nine months ended September 30, 2002, each of which have been reviewed by Deloitte & Touche LLP pursuant to SAS No. 71 (it being understood and agreed that Buyer shall pay for all costs in connection with obtaining such SAS No. 71 review) (such financial statements, following review, the "Reviewed Financial

Statements"); provided that to the extent such financial statements are delivered after December 3, 2002, each of the Funding Date and the Outside Date shall be extended by the number of days that elapsed between December 3, 2002 and the actual date such financial statements are delivered.

                  Section 5.11. Negotiations with Third Parties. From the date hereof through the Funding Date or, if earlier, the termination of this Agreement pursuant to Article VIII, none of WHF Parent, the Sellers or WPI will directly or indirectly, through any director, employee, Affiliate, representative, agent or otherwise (i) solicit, initiate, encourage or assist in the submission of any inquiries, proposals or offers from any corporation, partnership, person, or other entity or group (as defined in Section 13(d)(3) of the Securities Exchange Act of 1934, as amended) (other than Buyer, and its Affiliates and authorized representatives of Buyer or such Affiliates) (collectively, "Third Parties") relating to any acquisition or purchase of a substantial portion of assets of, or any equity interest in, the Business or any form of recapitalization transaction, merger, consolidation, business combination, spin-off, liquidation or similar transaction involving, directly or indirectly, the Business (each, an "Acquisition Proposal"), (ii) participate in any discussions or negotiations regarding an Acquisition Proposal or furnish to any Third Party (other than in connection with the consummation of the transactions contemplated hereby) any information concerning the Business or the transactions contemplated hereby or (iii) otherwise cooperate in any way with, or assist or participate in, facilitate or encourage, any effort or attempt by any Third Party to make or enter into an Acquisition Proposal. Should the Sellers or any of their Affiliates (A) receive any inquiry, proposal or offer to enter into any transaction of the type referred to in clauses (i), (ii) or (iii) above or (B) engage in any of the actions referred to in clauses (i), (ii) or
(iii) following January 15, 2003 while this Agreement is still in effect, the Sellers will, in the case of clause (A), promptly inform Buyer of the terms thereof and the identity of the party making such inquiry, proposal or offer and, in the case of clause (B), promptly inform Buyer of the taking of such actions.

                  Section 5.12. Affiliate Transactions. Except to the extent set forth on Section 5.12 of the Disclosure Schedule, on or prior to the Closing Date, Sellers shall terminate all Affiliate Transactions.

                  Section 5.13. Interim Financial Statements and Reports. (a) As promptly as practicable and in any event no later than thirty days after the end of each fiscal month ending after the date hereof and before the Closing Date (other than the last fiscal month) or ninety days after the end of each fiscal year ending after the date hereof and before the Closing Date, as the case may be, WHF Parent will deliver to Buyer true and complete copies of (in the case of any such fiscal year) the audited and (in the case of any such fiscal month) the unaudited consolidated balance sheets and the related audited or unaudited consolidated statements of income and cash flows of WPI and WIN as of and for the fiscal year then ended or as of and for each such fiscal month and the portion of the fiscal year then ended, as the case may be, together with the notes, if any, relating thereto, which financial statements shall be prepared on a basis consistent with the WPI Financial Statements; and (b) as promptly as practicable, the WHF Parent will deliver to Buyer true and complete copies of such other regularly-prepared financial statements, reports and analyses as may be prepared by WPI, WIN or the Acquired Subsidiaries relating to the Business.

                  Section 5.14. Non-Competition. As a condition to Buyer's willingness to enter into the Agreement and in order that Buyer and its Affiliates may have and enjoy the full benefit of the Business and for consideration as set forth in Section 2.4(a) equal to $10,000,000 in the aggregate, in any geographic area in which the Business is operated at the Closing Date and (i) with respect to Joe Weider, for a period of seven years after the Closing Date, (ii) with respect to Ben Weider, for a period of five years after the Closing Date and (iii) with respect to Eric Weider and WHF Parent, a period of five years after the Closing Date, in each case, shall not, without the express written approval of Buyer, directly or indirectly (including through a Controlled Affiliate), invest, own, manage, operate, finance, Control or otherwise have a material direct or indirect interest in any business involved in publishing of healthy living or fitness-related publications in any and all media, now known or hereafter created, including but not limited to magazines, books, newsletters, Internet sites, videos and by all other audio, visual and audio-visual products (but not including paid endorsements or advertising for other goods or services or any book, video or movie produced or made by Joe Weider relating to himself or any other Weider family member or any book, video or movie in which he is featured) (a "Competing Business") (it being understood and agreed that the business currently conducted by Weider Nutrition, Inc. and business relating thereto shall not be considered a Competing Business for purposes hereof). Notwithstanding the foregoing, (i) none of Joe Weider, Ben Weider, Eric Weider or WHF shall be precluded from having a passive investment representing less than 5% of the equity or capital of any entity that is engaged in a Competing Business. The Parties agree that Eric Weider shall in no way be restricted from serving as an officer or an employee of any entity which owns or operates a Competing Business that represents less than 25% of such entity's total business, so long as Eric Weider does not manage, operate, oversee or Control any such Competing Business. The Parties agree that, if any provision of this Section 5.14 should be adjudicated to be invalid or unenforceable, such provision shall be deemed deleted from this section with respect, and only with respect, to the operation of such provision in the particular jurisdiction in which such adjudication was made. To the extent any such provisions may be valid and enforceable in such jurisdiction by limitations on the scope of the activities, geographical area or time period covered, the Parties agree that such provision instead shall be deemed limited to the extent, and only to the extent, necessary to make such provision enforceable to the fullest extent permissible under the Laws and public policies in such jurisdiction. The parties agree that the foregoing amounts shall be paid to the estate of Joe Weider, Ben Weider or Eric Weider, as the case may be, if any such individuals should become deceased prior to Closing.

                  Section 5.15. Further Assurances. The Parties shall cooperate reasonably with each other in connection with any steps required to be taken as part of their respective obligations under this Agreement, and shall (a) furnish upon request such further information; (b) execute and deliver such other documents; and (c) do such other acts and things, all as the other Party may reasonably request for the purpose of carrying out the intent of this Agreement and the contemplated transactions. In furtherance and not in limitation of the foregoing, from time to time after the Closing Date, the Sellers and their Affiliates shall execute, acknowledge and deliver, or cause to be executed, acknowledged or delivered, such instruments of conveyance, assignment, transfer and delivery and will take or cause to be taken such other actions as Buyer may reasonably request in order to more effectively sell, transfer, convey, assign, protect and deliver to Buyer any of the WPI Assets or the WIN Assets (each as defined in the Contribution

Agreement) (including good and valid title thereto), or to enable Buyer or its Affiliates to exercise and enjoy all rights and benefits with respect thereto.

                  Section 5.16. Closing Transactions. Immediately prior to the Closing, WHF Parent shall (i) cause WPI and WIN to enter into the Contribution Agreement and to consummate the Contribution in accordance with the terms thereof and (ii) consummate the Merger.

                  Section 5.17. Financing. Buyer and EMP covenant and agree to use their reasonable best efforts to (i) assure that the financing condition set forth in Section 6.3(c) is satisfied (including, without limitation, using their reasonable best efforts to (a) amend Buyer's existing credit facility and pay reasonable consent fees in connection therewith, (b) satisfy leverage requirements and (c) obtain rating agency approvals) and (ii) cause the funding of the Debt Financing and Investor Equity to occur no later than the Funding Date (including requiring Buyer to draw its "bridge" facility if the bond financing cannot be consummated by such date), assuming all other conditions to each Party's obligation to close hereunder are satisfied or waived by such date that are capable of being satisfied by such date (provided that if such conditions are not satisfied by the Funding Date, Buyer and EMP shall cause the funding to occur at such later date as such conditions are satisfied).

                  Section 5.18. IFBB Contract. The Sellers, the Company and WHF Parent shall use their reasonable best efforts to cause the Company to enter into a contract with the International Federation of Body Builders (the "IFBB") on an exclusive basis to the extent the current arrangements between WPI and IFBB are exclusive with respect to the matters enumerated below. Such contract will provide that for a period of 5 years, without additional consideration therefor:

                  (a) Muscle & Fitness or Flex shall have the right to promote itself as the official magazine of the IFBB;

                  (b) the Company shall have the right to print IFBB endorsement columns in its magazines and print IFBB news in Flex consistent with past practice;

                  (c) the Company shall have use of a promotional booth at the Mr. Olympia, Ms. Olympia, Arnold Classic and other similar IFBB competition expositions ("IFBB Events"), at no additional cost to the Company;

                  (d) the Company is named as the exclusive magazine sponsor of the IFBB Events, at no additional cost to the Company;

                  (e) the Company is granted exclusive backstage photography rights at the IFBB Events, at no additional cost to the Company;

                  (f) the Company shall provide the IFBB with advertising space for the IFBB Events in certain of its magazines, at no additional cost to the IFBB, consistent with past practice;

                  (g) the Company designs the advertisements listed in (f) above free of charge, at no additional cost to the IFBB;

                  (h) the Company designs, produces and prints the applicable IFBB Event competition program, at no additional cost to IFBB;

                  (i) the Company is provided with advertising space in the applicable IFBB Event program, at no additional cost to the Company; and

                  (j) the Company solicits advertisers to place advertisements in the applicable IFBB Event program in exchange for a commission which is paid by the IFBB to the Company.

                  Section 5.19. Branding Agreement. Each of Buyer, EMP and WHF Parent hereby agree to negotiate in good faith and use their reasonable best efforts to explore an arm's length agreement for the license of certain Trademarks in connection with the development and sale of Trademarks in connection with specific products in certain regions of a type similar to the draft Branding Agreement that was provided by WHF Parent to Buyer prior to the date hereof ("Branding Products"). Without limiting the foregoing, Buyer and EMP hereby grant to WHF Parent for a period of three years and six months from the Closing Date a right of first refusal to serve as the Buyer's and EMP's third party outsourcing agent with respect to any Branding Products that Buyer or EMP have developed or plan to develop in the regions specified in the draft Branding Agreement.

                  Section 5.20. Debt Payoff. On or prior to the Closing, WHF Parent shall cause WPI and WIN to pay all outstanding indebtedness for borrowed money owed by WPI, WIN or the Acquired Subsidiaries, including such indebtedness owed to the lenders set forth on Schedule C, and obtain a release (including all Liens) from the lenders in respect of such indebtedness.

                  Section 5.21. Insurance.

                  (a) For four months following Closing, WHF Parent and the Sellers shall use their reasonably best efforts to assist the Buyer in obtaining insurance for the Business. Following the Closing and until the earlier of (i) three months from the Closing Date and (ii) the time the Buyer obtains insurance for the Business (such period, the "Insurance Period"), WHF Parent shall use its reasonable best efforts to maintain the insurance policies it has on the Business for the benefit of the Buyer; provided, that the Buyer pays all of WHF Parent's out-of-pocket costs incurred in connection with maintaining such insurance during the Insurance Period, including all deductibles and increases in premiums.

                  (b) Following the Closing, if the Buyer suffers any Damages in connection with the operation of the Business in respect of which coverage exists under the insurance policies maintained by WHF Parent, WHF Parent shall use its reasonable best efforts to submit and process claims under such policies on behalf of the Buyer and remit any proceeds paid to WHF Parent under such policies to Buyer; provided that Buyer pays all of WHF Parent's out-of-pocket costs in connection therewith and under such policies, including any deductibles and increases in premiums.

                  Section 5.22. Registered Intellectual Property. Prior to the Closing, WHF Parent and the Sellers shall use their reasonable best efforts to obtain duly executed and attested documents reflecting any transfer of title ownership in the Registered Intellectual Property to any of them, and reflecting the release of any security interest in the Registered Intellectual Property granted by WHF Parent or the Sellers and released prior to the Closing Date, sufficient to permit the proper recordation of any such transfer or release which is not shown as having been properly recorded with the relevant Governmental Authority in the public files of such Governmental Authority.

                  Section 5.23. Retained LLC Unit Certificate. No later than five (5) Business Days prior to the Closing Date, Buyer and EMP shall deliver a certificate to Sellers setting forth (i) Buyer's election, if any, to reduce the Retained LLC Unit Percentage and (ii) the number of EMP LLC sold units to be issued to the Sellers pursuant to this Agreement and the calculation thereof.

                  Section 5.24. Financial Condition. For one year following the Closing, WHF Parent shall maintain a net worth of not less than $35,000,000. For eighteen months following the Closing, WHF Parent shall maintain a net worth of not less than $20,000,000.

                  Section 5.25. Board Right. So long as the Sellers retain 50% or more of the interests in EMP that they will own immediately after the Closing, at the election of WHF, EMP shall promptly designate Eric Weider as a member of the Board of Directors of EMP or appoint him as an observer of the Board of Directors of EMP, in each case in accordance with the terms of the EMP LLC Agreement. In the event Eric Weider elects to serve as an observer on the EMP Board of Directors, EMP shall provide him with the same information that is provided by EMP to the members of its Board of Directors and shall allow him to attend all meetings of the Board.

                                   ARTICLE VI.

                              CONDITIONS TO CLOSING

                  Section 6.1. Conditions Precedent to Obligations of Buyer and the Sellers. The respective obligations of each Party to consummate the transactions contemplated by this Agreement are subject to the satisfaction (or, where legally permissible, waiver by such Party) at or prior to the Closing Date of each of the following conditions:

                  (a) No Adverse Order. There shall be no Injunction, restraining order or decree of any nature of any Governmental Authority of competent jurisdiction that is in effect that restrains or prohibits the consummation of the transactions contemplated hereby, or permits such consummation only subject to any condition or restriction that has or would reasonably be expected to have a Material Adverse Effect on the Company or the Business, or a material adverse effect on Buyer or EMP or a material adverse effect on WHF Parent's or the Sellers' or Buyer's or EMP's ability to perform their respective obligations under, or to consummate the transactions contemplated by, this Agreement.

                  (b) Regulatory Authorizations. All applicable waiting periods (and any extensions thereof) under the HSR Act shall have expired or been terminated.

                  Section 6.2. Conditions Precedent to Obligation of the Sellers. The obligation of the Sellers to consummate the transactions contemplated by this Agreement is subject to the satisfaction (or waiver by the Sellers) at or prior to the Closing Date of each of the following additional conditions:

                  (a) Accuracy of Buyer's Representations and Warranties. The representations and warranties of Buyer contained in this Agreement (x) that are qualified as to materiality or Material Adverse Effect shall be true and correct in all respects and (y) that are not so qualified shall be true and correct in all material respects, in each case on and as of the Closing Date with the same force and effect as though such representations and warranties had been made on the Closing Date, except to the extent such representations and warranties are by their express provisions made as of an earlier date, in which case they shall be true and correct, or true and correct in all material respects, as the case may be, as of such date, except for the effect of any activities or transactions which are contemplated by this Agreement; and the Sellers shall have received a certificate signed by a duly authorized officer of Buyer confirming the foregoing as of the Closing Date.

                  (b) Covenants and Agreements of Buyer. Buyer shall have performed and complied with all of its covenants and agreements hereunder in all material respects through the Closing; and the Sellers shall have received a certificate signed by a duly authorized officer of Buyer confirming the foregoing as of the Closing Date.

                  Section 6.3. Conditions Precedent to Obligations of Buyer. The obligation of Buyer to consummate the transactions contemplated by this Agreement is subject to the satisfaction (or waiver by Buyer) at or prior to the Closing Date of each of the following additional conditions:

                  (a) Accuracy of WHF Parent's and the Sellers' Representations and Warranties. The representations and warranties of WHF Parent and the Sellers contained in this Agreement (x) that are qualified as to materiality or Material Adverse Effect shall be true and correct in all respects and (y) that are not so qualified shall be true and correct in all material respects, in each case on and as of the Closing Date with the same force and effect as though such representations and warranties had been made on the Closing Date, except to the extent such representations and warranties are by their express provisions made as of an earlier date, in which case they shall be true and correct, or true and correct in all material respects, as the case may be, as of such date, except for the effect of any activities or transactions which are contemplated by this Agreement; and Buyer shall have received a certificate from each Seller and WHF Parent signed by a duly authorized officer of such Seller or WHF Parent confirming the foregoing as of the Closing Date with respect to the representation and warranties made by such Seller or WHF Parent.

                  (b) Covenants and Agreements of WHF Parent and the Sellers. WHF Parent and the Sellers shall have performed and complied with all of their respective covenants and agreements hereunder in all material respects through the Closing; and Buyer shall have received a certificate from each Seller and WHF Parent signed by a duly authorized officer of such Seller or WHF Parent confirming the foregoing as of the Closing Date with respect to the covenants and agreements of such Seller or WHF Parent.

                  (c) Required Consents. All Consents, of entities other than Governmental Authorities, the failure of which to have been obtained on or prior to the Closing that would have or reasonably be expected to have a Material Adverse Effect on the Business, shall have been obtained.

                  (d) Financing. The Buyer shall have received the proceeds of financing on terms and conditions set forth in the Debt Commitment Letters or upon terms and conditions which are substantially equivalent thereto.

                  (e) No Material Adverse Effect on the Business. There shall not have occurred and be continuing any changes, occurrences or developments that have had, or would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on the Business.

                  (f) Intellectual Property. Sellers shall have provided to
Buyer: (i) a report of all actions necessary (including filing of documents or payment of fees) within 90 days after the Closing Date to maintain or preserve the validity or status of any Registered Intellectual Property (the "Registered IP Status Report"); (ii) duly executed and attested assignments of transfer, or such other instruments of conveyance as may be required under local Law, sufficient to permit the proper recordation of transfer of title ownership in all Registered Intellectual Property from WHF Parent or the Sellers to the Company, to the extent that WHF Parent and Sellers are able to deliver such documents without affirmative action by unrelated third parties; (iii) duly executed and attested documents reflecting any transfer of title ownership in the Registered Intellectual Property to the Sellers, or reflecting the release of any security interest in the Registered Intellectual Property granted by WHF Parent or the Sellers and released prior to the Closing Date, sufficient to permit the proper recordation of any such transfer or release which is not shown as having been properly recorded with the relevant Governmental Authority in the public files of such Governmental Authority, to the extent that Sellers are able to deliver such documents without affirmative action by unrelated third parties; and (iv) a copy of (A) the consent of Mariz Gestao E Investimentos Limitada ("Mariz") to the assignment to the Company of the License Agreement entered into on December 21, 2001 between Mariz and WPI and (B) a duly executed and attested amendment to the license agreement between WHF Parent and Joe Weider originally entered into in 1985 expanding the territory for use of the trade name "Joe Weider" from the continental United States to the entire United States, Mexico and Canada, together with such other documents which WHF Parent and Sellers may acknowledge are necessary to make their representations and warranties in
Section 3.11 hereof true and correct with respect to such trade name.

                  (g) Debt Payoff. Buyer shall have received evidence, in form and substance reasonably satisfactory to Buyer, that the covenants set forth in
Section 5.20 shall have been complied with in all respects.

                                  ARTICLE VII.

                                 INDEMNIFICATION

                  Section 7.1. General Indemnification by WHF Parent and the Sellers. Following the Closing and subject to the terms and conditions of this
Article VII, WHF Parent
and the Sellers will, jointly and severally, indemnify, defend and hold harmless Buyer and each of its employees, directors, officers and Affiliates (collectively, the "Buyer Group") from and against any and all Damages incurred by any member of the Buyer Group based upon or arising out of (i) any breach of any covenant of WHF Parent, WPI's or the Sellers contained in this Agreement or the Contribution Agreement, (ii) any breach of any of WHF Parent's, WPI's or the Sellers' representations and warranties contained in this Agreement or the Contribution Agreement, (iii) any WPI Excluded Liabilities or (iv) any WIN Excluded Liabilities.

                  Section 7.2. General Indemnification by Buyer and EMP. Following the Closing and subject to the terms and conditions of this Article VII, Buyer and EMP will indemnify, defend and hold harmless, each of WHF Parent, WPI, the Sellers and each of their respective employees, directors, officers and Affiliates (collectively, the "Seller Group") from and against, any and all Damages actually incurred by any member of the Seller Group based upon or arising out of (i) any breach of any covenant of Buyer contained in this Agreement, (ii) any breach of any of Buyer's or EMP's representations and warranties contained in this Agreement, (iii) any breach of any of the covenants of the Company contained in the Contribution Agreement or (iv) any Assumed Liabilities.

                  Section 7.3. Tax Indemnification.

                  (a) WHF Parent will indemnify, defend and hold harmless Buyer Group from and against any and all Taxes of the Acquired Subsidiaries (i) with respect to all periods ending on or prior to the Closing Date (a "Pre-Closing Period"), (ii) with respect to any period beginning before the Closing Date and ending after the Closing Date, but only with respect to the portion of such period up to and including the Closing Date (such portion, a "Pre-Closing Partial Period"), or (iii) payable as a result of a material breach of any representation or warranty set forth in Section 3.9 (Tax matters). WHF Parent will be entitled to any net refunds of Taxes of the Acquired Subsidiaries (including interest thereon) with respect to the periods described in clauses
(i) and (ii) above.

                  (b) Buyer and EMP will indemnify, defend and hold harmless Seller Group from and against (i) any and all Taxes of the Acquired Subsidiaries with respect to all periods beginning after the Closing Date (the "Post-Closing Period"), (ii) any and all Taxes of the Acquired Subsidiaries with respect to any period beginning before and ending after the Closing Date, but only with respect to the portion of such period beginning after the Closing Date (the "Post-Closing Partial Period"), (iii) any and all Liability for Taxes of the Acquired Subsidiaries arising on the Closing Date after the Closing with respect to transactions other than in the ordinary course and (iv) any and all Liabilities for Taxes attributable to any elections made or deemed made under
Section 338 of the Code with respect to the acquisition of any of the Acquired Subsidiaries.

                  (c) Any Taxes of the Acquired Subsidiaries for a period including a Pre-Closing Partial Period and a Post-Closing Partial Period shall be apportioned between such Pre-Closing Partial Period and such Post-Closing Partial Period, based, in the case of real and personal property Taxes, on a per diem basis and, in the case of other Taxes, on the actual activities, taxable income or taxable loss of the applicable entity during such Pre-Closing Partial Period and such Post-Closing Partial Period.

                  (d) WHF and Buyer agree to give prompt notice to each other of any proposed adjustment to Taxes of the Acquired Subsidiaries for any Pre-Closing Period or any Pre-Closing Partial Period. WHF and Buyer shall cooperate with each other in the conduct of any audit or other proceedings involving the Acquired Subsidiaries for such periods and each may participate at its own expense, provided WHF has the right to control the conduct of any such audit or proceeding.

                  Section 7.4. Certain Limitations.

                  (a) Notwithstanding anything contained herein to the contrary,
(i) the maximum aggregate Liability of WHF Parent, WPI and the Sellers to all members of the Buyer Group, taken together for all Damages under Section 7.1(ii), shall be limited to $35,000,000 and (ii) the maximum aggregate Liability of WHF Parent, WPI, the Sellers, on the one hand, and Buyer and EMP, on the other hand, to all members of the Buyer Group or the Seller Group, as the case may be, taken together for all Damages under Article VII, shall be limited to the amount of the Purchase Price received by the Sellers.

                  (b) Notwithstanding anything contained herein to the contrary, WHF Parent, WPI, the Sellers and Buyer shall not be obligated to make any indemnification payment under Section 7.1(ii) (other than with respect to Taxes or title for the Transferred Units) or Section 7.2(ii) (other than title to the EMP Sold units), unless and until the aggregate Damages sustained by the Buyer Group or the Seller Group, as the case may be, exceed on a cumulative basis, $5,000,000 (the "Basket"), at which point WHF Parent, WPI and the Sellers, on the one hand, or Buyer, on the other hand, as the case may be, shall be obligated to indemnify the Buyer Group or the Seller Group, as the case may be, from and against all cumulative Damages in excess of the Basket.

                  (c) The amount which an Indemnifying Party is or may be required to pay to an Indemnified Party in respect of Damages for which indemnification is provided under this Agreement will be reduced by any amounts actually received (including amounts received under insurance polices net of any expenses incurred in connection with the receipt of such proceeds or premium increases related to any insurance claims) by or on behalf of the Indemnified Party from third parties (such amounts are referred to herein as "Indemnity Reduction Amounts"). If any Indemnified Party receives any Indemnity Reduction Amounts in respect of an Indemnified Claim for which indemnification is provided under this Agreement after the full amount of such Indemnified Claim has been paid by an Indemnifying Party or after an Indemnifying Party has made a partial payment of such Indemnified Claim and such Indemnity Reduction Amounts exceed the remaining unpaid balance of such Indemnified Claim, then the Indemnified Party will promptly remit to the Indemnifying Party an amount equal to the excess (if any) of (i) the amount theretofore paid by the Indemnifying Party in respect of such Indemnified Claim, less (ii) the amount of the indemnity payment that would have been due if such Indemnity Reduction Amounts in respect thereof had been received before the indemnity payment was made. An insurer or other third party who would otherwise be obligated to pay any claim shall not be relieved of the responsibility with respect thereto or, solely by virtue of the indemnification provisions hereof, have any subrogation rights with respect thereto, it being expressly understood and agreed that no insurer or any other third party shall be entitled to any benefit they would not be entitled to receive in the absence of the indemnification provisions by virtue of the indemnification provisions hereof. WHF Parent, the Sellers, the Company and Buyer, as appropriate, will, or will cause each Indemnified Party to, use its reasonable best efforts to pursue promptly any claims or rights it may have against all third parties which would reduce the amount of Damages for which indemnification is provided under this Agreement.

                  (d) Notwithstanding anything contained herein to the contrary, no member of the Seller Group and no member of the Buyer Group will be entitled after the Closing to any recovery under this Agreement for its own special, punitive, consequential, incidental or indirect Damages or lost profits; provided, however, that nothing herein shall prevent any member of the Seller Group or the Buyer Group from being indemnified for all components of awards against them in claims by third parties, including special, punitive, consequential, incidental or indirect Damages or lost profits components of such claims.

                  (e) In the event that, prior to Closing, any Party to this Agreement obtains actual Knowledge of any breach of warranty or misrepresentation of another Party, such first-named Party shall immediately notify the other Party thereof and shall, subject to the termination rights set forth in Section 8.1(b), afford the other Party a reasonable period of time, not to exceed 45 days, in which to cure such breach or take such action as may be appropriate to correct the circumstances giving rise to the breach of warranty or misrepresentation.

                  (f) Each and every representation and warranty of WHF Parent, the Sellers and Buyer contained in this Agreement and the Contribution Agreement (other than WHF Parent's and the Sellers' representations and warranties set forth in Sections 3.1 (organization and authority), 3.3 (capitalization and LLC units; title), 3.9 (Tax matters), 3.17 (employee benefits) and 3.19 (brokers'
fees), and Buyer's and EMP's representations and warranties set forth in Sections 4.1 (organization), 4.2 (authorization), 4.7 (brokers' fees), Section
4.9 (capitalization and EMP Sold Units; title) shall survive the Closing and expire 18 months after the Closing Date. WHF Parent's and the Sellers' representations and warranties set forth in Section 3.3 (capitalization and LLC Units; title) and Buyer's and EMP's representation and warranties set forth in
Section 4.9 (capitalization and EMP Sold Units; title) will survive the Closing Date, solely for purposes of Sections 7.1 and 7.2 without time limitation. WHF Parent's and the Sellers' representations and warranties set forth in Sections
3.1 (organization and authorization), 3.9 (Tax matters), 3.17 (employee benefits) and 3.19 (brokers' fees) will survive the Closing Date solely for purposes of Sections 7.1 or 7.3 until, and will expire when, in each case, the applicable statutes of limitations with respect to the subject matter of such representations and warranties have expired. Buyer's and EMP's representations and warranties set forth in Sections 4.1 (organization), 4.2 (authorization) and
4.7 (brokers' fees) will survive the Closing Date solely for purposes of Section
7.2 until, and will expire when, in each case, the applicable statutes of limitation with respect to the subject matter of such representations and warranties have expired.

                  (g) The obligations of each Party to indemnify, defend and hold harmless the other Party and other Persons pursuant to this Article VII shall terminate (a) with respect to Sections 7.1(i), 7.1(iii), 7.1(iv), 7.2(i), 7.2(iii) and 7.2(iv), upon the expiration of all applicable statutes of limitations and (b) with respect to Sections 7.1(ii) and 7.2(ii) when the applicable representation or warranty expires pursuant to Section 7.4(f); provided, however that such obligations to indemnify, defend and hold harmless shall not terminate with respect to any individual item as to which an Indemnified Party shall have, before the expiration of the applicable period, previously made a claim by delivering a written notice (stating in reasonable detail the basis of such claim) to the Indemnifying Party.

                  (h) Notwithstanding anything in this Agreement or the Contribution Agreement to the contrary, any amounts payable pursuant to the indemnification obligations under Section 5.2(a) and Article VII shall be paid without duplication, and in no event shall any Party (whether individually or through the Company) be indemnified under different provisions of this Agreement, or recover amounts under Section 2.4, for the same Damages.

                  Section 7.5. Indemnification Procedures.

                  (a) If any claim or demand is made against an Indemnified Party with respect to any matter, or any Indemnified Party shall otherwise learn of an assertion or of a potential claim, by any Person who is not a Party (or an Affiliate thereof) (a "Third Party Claim") which may give rise to a claim for indemnification against an Indemnifying Party under this Agreement, then the Indemnified Party shall promptly notify the Indemnifying Party in writing and in reasonable detail of the Third Party Claim (including the factual basis for the Third Party Claim, and, to the extent known, the amount of the Third Party Claim); provided, however, that no delay on the part of the Indemnified Party in notifying the Indemnifying Party will relieve the Indemnifying Party from any obligation hereunder unless (and then solely to the extent) the Indemnifying Party is actually prejudiced as a result thereof (except that the Indemnifying Party will not be liable for any expenses incurred during the period in which the Indemnified Party failed to give such notice); it being understood and agreed that the failure of the Indemnified Party to so notify the Indemnifying Party prior to settling a Third Party Claim (whether by paying a claim or executing a binding settlement agreement with respect thereto) or the entry of a judgment or issuance of an award with respect to a Third Party Claim shall constitute actual prejudice to the Indemnifying Party's ability to defend against such Third Party Claim. Thereafter, the Indemnified Party will deliver to the Indemnifying Party, promptly after the Indemnified Party's receipt thereof, copies of all notices and documents (including court papers) received or transmitted by the Indemnified Party relating to the Third Party Claim.

                  (b) The Indemnifying Party will have the right to participate in or to assume the defense of the Third Party Claim (in either case at the expense of the Indemnifying Party) with counsel of its choice reasonably satisfactory to the Indemnified Party upon notifying the Indemnified Party in writing of its election to assume such defense and its waiver of any right to contest the Indemnified Party's right to such indemnification in the future. The Indemnifying Party will be liable for the reasonable fees and expenses of counsel employed by the Indemnified Party for any period during which the Indemnifying Party has failed to assume the defense thereof (other than during any period in which the Indemnified Party shall have failed to give notice of the Third Party Claim as provided above). Should the Indemnifying Party so elect to assume the defense of a Third Party Claim, the Indemnifying Party will not be liable to the Indemnified Party for any legal or other expenses subsequently incurred by the Indemnified Party in connection with the defense thereof; provided, however, that, if the Parties reasonably agree that a conflict of interest exists in respect of such claim, such Indemnified Party will have the right to employ separate counsel reasonably satisfactory to the Indemnifying Party to represent such Indemnified Party and in that event the reasonable fees and expenses of such separate counsel (but not more than one separate counsel for all Indemnified Parties) shall be paid by such Indemnifying Party. If the Indemnifying Party is conducting the defense of the

Third Party Claim, the Indemnified Party, at its sole cost and expense, may retain separate counsel, and participate in the defense of the Third Party Claim, it being understood that the Indemnifying Party will control such defense.

                  (c) No Indemnifying Party will consent to any settlement, compromise or discharge (including the consent to entry of any judgment) of any Third Party Claim without the Indemnified Party's prior written consent (which consent will not be unreasonably withheld or delayed); provided, that, if the Indemnifying Party assumes the defense of any Third Party Claim, the Indemnified Party will agree to any settlement, compromise or discharge of such Third Party Claim which the Indemnifying Party may recommend and which by its terms only obligates the Indemnifying Party to pay the full amount of money Damages in connection with such Third Party Claim and unconditionally releases the Indemnified Party completely from all Liability in connection with such Third Party Claim. Whether or not the Indemnifying Party shall have assumed the defense of a Third Party Claim, with respect to any Third Party Claim that the Indemnifying Party has acknowledged in writing as its indemnification obligations, the Indemnified Party will not admit any Liability, consent to the entry of any judgment or enter into any settlement or compromise with respect to the Third Party Claim without the prior written consent of the Indemnifying Party (which consent will not be unreasonably withheld or delayed).

                  (d) If the Indemnifying Party assumes the defense of any Third Party Claim, the Indemnifying Party will keep the Indemnified Party informed of all material developments relating to or in connection with such Third Party Claim. If the Indemnifying Party chooses to defend a Third Party Claim, the Parties will cooperate in the defense thereof (with the Indemnifying Party being responsible for all reasonable out-of-pocket expenses of the Indemnified Party (other than for the fees and expenses of its counsel except as set forth above) in connection with such cooperation), which cooperation will include the provision to the Indemnifying Party of records and information which are reasonably relevant to such Third Party Claim, and making employees available on a mutually convenient basis to provide additional information and explanation of any material provided hereunder.

                  (e) Any claim on account of Damages for which indemnification is provided under this Agreement which does not involve a Third Party Claim will be asserted by reasonably prompt written notice (but in any event within the relevant period specified in Section 7.4(g)) given by the Indemnified Party to the Indemnifying Party.

                  (f) In the event of payment in full by an Indemnifying Party to any Indemnified Party in connection with any claim (an "Indemnified Claim"), such Indemnifying Party will be subrogated to and will stand in the place of such Indemnified Party as to any events or circumstances in respect of which such Indemnified Party may have any right or claim relating to such Indemnified Claim against any claimant or plaintiff asserting such Indemnified Claim or against any other Person. Such Indemnified Party will cooperate with such Indemnifying Party in a reasonable manner, and at the cost and expense of such Indemnifying Party, in prosecuting any subrogated right or claim.

                  Section 7.6. Tax Treatment of Indemnification Payments. All indemnification payments made pursuant to this Agreement will be treated as an adjustment to the Purchase Price for Tax purposes unless a determination (as defined in Section 1313 of the Code) with respect to the

Indemnified Party causes any such payment not to constitute an adjustment to the Purchase Price for United States Federal Income Tax purposes.

                  Section 7.7. Exclusive Remedy. The remedies set forth in this
Article VII and Section 5.2(a) shall be the sole and exclusive remedy with respect to any and all claims relating, directly or indirectly, to the subject matter of this Agreement and the Contribution Agreement, except for matters relating to fraud. Notwithstanding the foregoing, prior to the Closing, each Party shall have the right to bring a contract action to enforce this Agreement.

                  Section 7.8. Mitigation. Each Party shall cooperate with the other Parties with respect to resolving any claim or Liability with respect to which one Party is obligated to indemnify the other Party hereunder, including by making commercially reasonable efforts to mitigate or resolve any such claim or Liability. In the event that a Party shall fail to make such commercially reasonable efforts to mitigate or resolve any claim or Liability, then notwithstanding anything else to the contrary contained herein, the other Parties shall not be required to indemnify any Person for any Damages that could reasonably be expected to have been avoided if such first Party had made such efforts.

                                  ARTICLE VIII.

                                   TERMINATION

                  Section 8.1. Termination Events. Without prejudice to other remedies which may be available to the Parties by Law or this Agreement, this Agreement may be terminated and the transactions contemplated hereby may be abandoned at any time prior to the Closing:

                  (a) by mutual written consent of WHF Parent and Buyer;

                  (b) by either WHF Parent or Buyer by giving written notice to the other Party if the Closing shall not have occurred by the Outside Date, unless extended by written agreement of WHF Parent and Buyer; provided that the Party seeking termination pursuant to this subsection
         (b) is not in default or breach hereunder and provided, further, that the right to terminate this Agreement under this clause (b) shall not be available (i) to any Party whose failure to fulfill any obligation under this Agreement has been the cause of, or resulted in, the failure of the Closing to occur on or before such date or (ii) in the event that the Closing shall not have occurred as a result of a failure of any representation to be true and correct and the Party seeking termination knew of such breach prior to the date of this Agreement;

                  (c) by either WHF Parent or Buyer by giving written notice to the other Party if any Governmental Authority shall have issued an order, decree or ruling or taken any other action permanently restraining, enjoining or otherwise prohibiting the consummation of any of the transactions contemplated by this Agreement, and such order, decree, ruling or other action shall not be subject to appeal or shall have become final and unappealable; or

                  (d) by Buyer upon delivery of the Terminating Notice as set forth in Section 2.5(a) (subject to becoming null and void pursuant to Section 2.5(a)), if a Terminating Event occurs.

                  Section 8.2. Effect of Termination. In the event of any termination of this Agreement pursuant to Section 8.1, all rights and obligations of the Parties hereunder shall terminate without any Liability on the part of either Party or its Subsidiaries and Affiliates in respect thereof, except that (a) the obligations of Buyer and the Sellers under Section 5.2 (access to information and confidentiality), Section 5.5 (public announcements),
Section 9.3 (notices), Section 9.11 (expenses), Section 9.12 (governing law) and
Section 9.13 (consent to jurisdiction) of this Agreement shall remain in full force and effect and (b) such termination shall not relieve any Party of any Liability for any willful breach of this Agreement.

                                   ARTICLE IX.

                                  MISCELLANEOUS

                  Section 9.1. Parties in Interest. Except as provided in this
Section 9.1, nothing in this Agreement, whether express or implied, shall be construed to give any Person, other than the Parties or their respective successors and permitted assigns, any legal or equitable right, remedy, claim or benefit under or in respect of this Agreement, except for Joe Weider, Ben Weider, Eric Weider (including their estates and legal representatives in the event of death or disability) and the members of the Buyer Group and the Seller Group who are entitled to the rights to indemnification provided to the Buyer Group and the Seller Group, respectively, hereunder.

                  Section 9.2. Assignment. This Agreement shall be binding upon and inure to the benefit of the Parties and their respective successors and permitted assigns and, in the event a Party's death or disability, such Party's estate, beneficiaries or legal representative. No Party may assign (by contract, operation of Law or otherwise (other than by death)) either this Agreement or any of its rights, interests, or obligations hereunder without the express prior written consent of the other Parties, and any attempted assignment, without such consent, shall be null and void; provided, however, that Buyer or EMP may assign this Agreement or their rights and interests hereunder to an Affiliate of Buyer or EMP without the express prior written consent of the other Parties; provided, further, that any such assignment will not relieve such Party of its obligations hereunder.

                  Section 9.3. Notices. All notices and other communications required or permitted to be given by any provision of this Agreement shall be in writing and mailed (certified or registered mail, postage prepaid, return receipt requested) or sent by hand or overnight courier, or by facsimile transmission (with acknowledgment received), charges prepaid and addressed to the intended recipient as follows, or to such other addresses or numbers as may be specified by a Party from time to time by like notice to the other Parties:

                  If to WHF Parent, Joe Weider, Ben Weider or Eric Weider:

                                            Weider Health and Fitness
                                            21100 Erwin Street
                                            Woodland Hills, CA  91367
                                            Attn.:   Eric Weider
                                            Telephone:  (818) 884-6800
                                            Facsimile:  (818) 884-0283

                  with a copy to:           Latham & Watkins
                                            885 Third Avenue
                                            New York, NY  10022
                                            Attn.:   R. Ronald Hopkinson, Esq.
                                                     David Allinson, Esq.
                                            Telephone: (212) 906-1200
                                            Facsimile: (212) 751-4864

                  If to the Sellers:        Weider Publications, Inc.
                                            21100 Erwin Street
                                            Woodland Hills, CA  91367
                                            Attn.:   Eric Weider
                                            Telephone:  (818) 884-6800
                                            Facsimile:  (818) 884-0283

                  with a copy to:           Latham & Watkins
                                            885 Third Avenue
                                            New York, NY  10022
                                            Attn.:   R. Ronald Hopkinson, Esq.
                                                     David Allinson, Esq.
                                            Telephone: (212) 906-1200
                                            Facsimile: (212) 751-4864

                  If to the Company:        Weider Publications, LLC
                                            21100 Erwin Street
                                            Woodland Hills, CA  91367
                                            Attn.:   Russell Denson
                                            Telephone:  (818) 251-2901
                                            Facsimile:  (818) 999-1541

                  with a copy to:           Latham & Watkins
                                            885 Third Avenue
                                            New York, NY  10022
                                            Attn.:   R. Ronald Hopkinson, Esq.
                                                     David Allinson, Esq.
                                            Telephone: (212) 906-1200
                                            Facsimile: (212) 751-4864

                  If to Buyer or EMP:       EMP Group L.L.C.
                                            65 East 55th Street
                                            New York, NY  10022
                                            Attn:  Austin Beutner
                                            Telephone:  (212) 857-3100
                                            Facsimile:  (212) 857-3122

                                            American Media Operations, Inc.
                                            5401 NW Broken Sound Boulevard
                                            Boca Raton, FL  33487
                                            Attn.:  General Counsel
                                            Telephone:  (561) 989-1225
                                            Facsimile:  (561) 989-1224

                  with a copy to:           Simpson Thacher & Bartlett
                                            425 Lexington Avenue
                                            New York, NY  10017
                                            Attn.:  Alan G. Schwartz, Esq.
                                            Telephone:  (212) 455-2000
                                            Facsimile:  (212) 455-2502

All notices and other communications given in accordance with the provisions of this Agreement shall be deemed to have been given and received when delivered by hand or transmitted by facsimile (with acknowledgment received), three Business Days after the same are sent by certified or registered mail, postage prepaid, return receipt requested or one Business Day after the same are sent by a reliable overnight courier service, with acknowledgment of receipt.

                  Section 9.4. Amendments and Waivers. This Agreement may not be amended, supplemented or otherwise modified except in a written instrument executed by each of the Parties. No waiver by any of the Parties of any default, misrepresentation, or breach of warranty or covenant hereunder, whether intentional or not, shall be deemed to extend to any prior or subsequent default, misrepresentation, or breach of warranty or covenant hereunder or affect in any way any rights arising by virtue of any prior or subsequent such occurrence. No waiver by any of the Parties of any of the provisions hereof shall be effective unless explicitly set forth in writing and executed by the Party sought to be charged with such waiver.

                  Section 9.5. Exhibits and Disclosure Schedule.

                  (a) All Exhibits, Schedules and the Disclosure Schedule attached hereto are hereby incorporated herein by reference and made a part hereof. Any matter which is clearly disclosed pursuant to any Section of or Schedule or Exhibit to this Agreement or the Disclosure Schedule (or any section of any Schedule or Exhibit to this Agreement or the Disclosure Schedule) or in the WPI Financial Statements in such a way as to make reasonably apparent its relevance or applicability to any representation made elsewhere in this Agreement or to the information called for by any other Section of or Schedule or Exhibit to this Agreement or the Disclosure Schedule (or any other section of any Schedule or Exhibit to this Agreement or the Disclosure Schedule) shall be deemed to be an exception to such representations and to be disclosed with respect to all Sections of and Schedules and Exhibits to this Agreement and the Disclosure Schedule (and all sections of all Schedules and Exhibits to this Agreement and the Disclosure Schedule), notwithstanding the omission of a reference or cross-reference thereto.

                  (b) Neither the specification of any dollar amount in any representation nor the mere inclusion of any item in a Schedule or in the Disclosure Schedule as an exception to a representation or warranty shall be deemed an admission by a Party that such item represents an exception or material fact, event or circumstance or that such item is reasonably likely to result in a Material Adverse Effect on the Business, on the one hand, or Buyer, on the other hand.

                  (c) The Sellers shall have the right to deliver to Buyer at the Closing a supplement to Sections 3.2 and 3.13 of the Disclosure Schedule (the "Closing Date Schedule Supplement") containing any matters arising after the date hereof (and permitted pursuant to the terms hereof), other than breaches by Sellers of any Material Contracts, which, if occurring prior to the date hereof, would have been required to be set forth or described on such Schedules. The Closing Date Schedule Supplement shall have no effect for purposes of determining the satisfaction of the Closing conditions set forth in
Article VI. The Closing Date Schedule Supplement shall, however, for purposes of determining whether Buyer is entitled to indemnification pursuant to Article VII hereof, be deemed to amend Schedules hereto to reflect the matters set forth therein.

                  Section 9.6. Headings. The table of contents and section headings contained in this Agreement are for reference purposes only and shall not be deemed a part of this Agreement or affect in any way the meaning or interpretation of this Agreement.

                  Section 9.7. Construction. The Parties have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the Parties and no presumption or burden of proof shall arise favoring or disfavoring any Party by virtue of the authorship of any of the provisions of this Agreement.

                  Section 9.8. No Other Representations or Warranties. Except for the representations and warranties expressly set forth in this Agreement, Buyer acknowledges that none of the Sellers or any of their respective Subsidiaries and Affiliates or any other Person makes any representation or warranty, express or implied, at law or in equity, with respect to WHF Parent, the Sellers, WPI, the Company or any of their respective Subsidiaries and Affiliates, the Transferred Units, the Business or any of the assets, Liabilities or operations of WPI, WIN or the Company or any of their respective Subsidiaries and Affiliates, or with respect to any other information provided to Buyer, whether on behalf of WHF Parent, the Sellers, the Company or such other Persons, including as to the probable success or profitability of the Company's business after the Closing. Except with respect to matters concerning fraud, neither WHF Parent, the Sellers nor any other Person will have or be subject to any Liability or indemnification obligation to Buyer or any other Person resulting from the distribution to Buyer, or Buyer's use of, any such information including the Confidential Descriptive Memorandum dated September 2002, prepared by Rothschild Inc. related to the Business, and any information, document or material made available to Buyer in certain "data rooms," management presentations or in any other form in expectation or contemplation of the transactions contemplated by this Agreement.

                  Section 9.9. Entire Agreement. This Agreement (including the Disclosure Schedule and the Exhibits hereto), the Transaction Documents and the Confidentiality Agreement constitute the entire agreement among the Parties with respect to the subject matter hereof and thereof and supersede any prior understandings, negotiations, agreements, or representations among the Parties of any nature, whether written or oral, to the extent they relate in any way to the subject matter hereof or thereof.

                  Section 9.10. Severability. If any provision of this Agreement or the application of any such provision to any Person or circumstance shall be declared by any court of competent jurisdiction to be invalid, illegal, void or unenforceable in any respect, all other provisions of this Agreement, or the application of such provision to Persons or circumstances other than those as to which it has been held invalid, illegal, void or unenforceable, shall nevertheless remain in full force and effect and will in no way be affected, impaired or invalidated thereby. Upon such determination that any provision, or the application of any such provision, is invalid, illegal, void or unenforceable, the Parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the Parties as closely as possible to the fullest extent permitted by applicable Law in an acceptable manner to the end that the transactions contemplated hereby are fulfilled to the greatest extent possible.

                  Section 9.11. Expenses. Unless otherwise provided in this Agreement or any Transaction Document, each of the Parties agrees to pay, without right of reimbursement from the other Parties, all costs and expenses incurred by it incident to the performance of its obligations hereunder, including, without limitation, the fees and disbursements of counsel, accountants, financial advisors, experts and consultants employed by the respective Parties in connection with the transactions contemplated hereby, whether or not the transactions contemplated by this Agreement are consummated.

                  Section 9.12. Governing Law. This Agreement shall be governed by and construed in accordance with the internal Laws of the State of New York applicable to contracts made and to be performed entirely within such State.

                  Section 9.13. Consent to Jurisdiction; Waiver of Jury Trial.

                  (a) Each of the Parties irrevocably submits to the exclusive jurisdiction of (i) state courts of the State of New York and (ii) the United States District Court located in the borough of Manhattan in New York City for the purposes of any suit, action or other proceeding arising out of or relating to this Agreement or any transaction contemplated hereby (and agrees not to commence any action, suit or proceeding relating hereto except in such courts). Each of the Parties further agrees that service of any process, summons, notice or document hand delivered or sent by U.S. registered mail to such Party's respective address set forth in Section 9.3 will be effective service of process for any action, suit or proceeding in New York with respect to any matters to which it has submitted to jurisdiction as set forth in the immediately preceding sentence. Each of the Parties irrevocably and unconditionally waives any objection to the laying of venue of any action, suit or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby in (i) state courts of the State of New York or (ii) the United States District Court located in the borough of Manhattan in New York, and hereby further irrevocably and unconditionally waives and agrees not to plead or claim in any such court that any such action, suit or proceeding brought in any such court has been brought in an inconvenient forum. Notwithstanding the foregoing, each Party agrees that a final judgment in any action or proceeding so brought shall be conclusive and may be enforced by suit on the judgment in any jurisdiction or in any other manner provided in law or in equity.

                  (b) EACH OF THE PARTIES IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM (WHETHER BASED ON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR RELATING TO THIS AGREEMENT, THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT OR THE ACTIONS OF THE PARTIES IN THE NEGOTIATION, ADMINISTRATION, PERFORMANCE OR ENFORCEMENT HEREOF.

                  Section 9.14. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original but all of which together will constitute one and the same instrument.

                                    * * * * *

                  IN WITNESS WHEREOF, the Parties hereto have caused this Agreement to be executed as of the date first above written.


                            WEIDER HEALTH AND FITNESS




                            By:   /s/ Eric Weider
                                  ----------------------------------------------
                                  Name:  Eric Weider
                                  Title:  President and Chief Executive Officer




                            WEIDER HEALTH AND FITNESS, LLC




                            By:   /s/ Bernard Cartoon
                                  ----------------------------------------------
                                  Name:  Bernard Cartoon
                                  Title:  Authorized Person



                            WEIDER INTERACTIVE NETWORKS, INC.




                            By:   /s/ J. Russell Denson
                                  ----------------------------------------------
                                  Name:  J. Russell Denson
                                  Title:  President



                            WEIDER PUBLICATIONS, LLC




                            By:   /s/ Bernard Cartoon
                                  ----------------------------------------------
                                  Name:  Bernard Cartoon
                                  Title:  Authorized Person


                     (Signature Page to Purchase Agreement)

                            AMERICAN MEDIA OPERATIONS, INC.




                            By:   /s/ John Miley
                                  ----------------------------------------------
                                  Name:  John Miley
                                  Title:  Executive Vice President and Chief
                                          Financial Officer


                            EMP GROUP L.L.C.





                            By:   /s/ Saul Goodman
                                  ----------------------------------------------
                                  Name:  Saul Goodman
                                  Title:  Member



                            JOE WEIDER, for purposes of Section 5.14 and
                            Article IX herein only





                            By:   /s/ Joe Weider
                                  ----------------------------------------------
                                  Name:  Joe Weider




                            BEN WEIDER, for purposes of Section 5.14 and
                            Article IX herein only





                            By:   /s/ Ben Weider
                                  ----------------------------------------------
                                  Name:  Ben Weider


                     (Signature Page to Purchase Agreement)

                            ERIC WEIDER, for purposes of Section 5.14 and
                            Article IX herein only





                            By:   /s/ Eric Weider
                                  ----------------------------------------------
                                  Name:  Eric Weider



                     (Signature Page to Purchase Agreement)